As filed with the Securities and Exchange Commission on May 9, 2003
                                                     Registration No.___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 MOBILEPRO CORP.
                       (Name of Registrant in Our Charter)

         Delaware                         3570                   87-0419571
      (State or Other               (Primary Standard         (I.R.S. Employer
      Jurisdiction of           Industrial Classification    Identification No.)
      Incorporation or                Code Number)
        Organization)

30 West Gude Drive, Suite 480                               Arne Dunhem
  Rockville, Maryland 20850                        30 West Gude Drive, Suite 480
        (301) 315-9040                               Rockville, Maryland 20850
 (Address and telephone number                            (301) 315-9040
 of Principal Executive Offices                     (Name, address and telephone
and Principal Place of Business)                    number of agent for service)

                                   Copies to:
       Clayton E. Parker, Esq.                    Harris C. Siskind, Esq.
      Kirkpatrick & Lockhart LLP                 Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                       Miami, Florida 33131
            (305) 539-3300                             (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                  CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                                  PROPOSED
                                                                                                   MAXIMUM
                                                                             PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE            OFFERING PRICE       OFFERING        REGISTRATION
           SECURITIES TO BE REGISTERED                 REGISTERED             PER SHARE (1)       PRICE (1)          FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common stock,  par value $0.001 per share, to be
    acquired pursuant to Equity Line of Credit.     160,000,000 Shares           $0.0075          $1,200,000          $110.40
---------------------------------------------------------------------------------------------------------------------------------
Common   stock,   par  value  $0.001  per  share,    40,000,000 Shares           $0.0075            $300,000           $27.60
    underlying convertible debentures.
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               200,000,000 Shares           $0.0075          $1,500,000          $138.00
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
    For the purposes of this table, we have used the average of the closing bid and asked prices as of May 8, 2003.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                        Subject to completion, dated May 9, 2003

                                 MOBILEPRO CORP.
                       200,000,000 Shares of common stock

     This prospectus relates to the sale of up to 200,000,000 shares of our common stock by certain persons who are, or will become, stockholders of Mobilepro. All of the shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

     The selling stockholders consist of:

     o Cornell Capital Partners, L.P., who intends to sell up to an aggregate amount of 200,000,000 shares of common stock, which includes 160,000,000 pursuant to an Equity Line of Credit and 40,000,000 shares underlying convertible debentures.

     Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital will pay Mobilepro 91% of the market price of our common stock. The 9% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital Partners, L.P. is entitled to retain 3% of the proceeds raised by us under the Equity Line of Credit.

     Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MOBL."

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

     With the exception of Cornell Capital, which is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering, including the shares of common stock to be issued pursuant to the conversion of the convertible debentures, shall terminate on or before February 14, 2005. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ___________ ___, 2003.

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY FINANCIAL INFORMATION..................................................3
RISK FACTORS...................................................................5
FORWARD-LOOKING STATEMENTS....................................................11
SELLING STOCKHOLDERS..........................................................12
DILUTION......................................................................13
CAPITALIZATION................................................................14
EQUITY LINE OF CREDIT.........................................................15
PLAN OF DISTRIBUTION..........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................19
DESCRIPTION OF BUSINESS.......................................................25
MANAGEMENT....................................................................34
DESCRIPTION OF PROPERTY.......................................................39
LITIGATION PROCEEDINGS........................................................39
PRINCIPAL SHAREHOLDERS........................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................42
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
  COMMON EQUITY AND OTHER SHAREHOLDER MATTERS.................................43
DESCRIPTION OF SECURITIES.....................................................45
EXPERTS.......................................................................46
LEGAL MATTERS.................................................................46
AVAILABLE INFORMATION.........................................................46
FINANCIAL STATEMENTS.........................................................F-1

--------------------------------------------------------------------------------

     We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year March 31, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY


                                   OUR COMPANY

     Mobilepro is a development stage company whose business focus has been recently redirected towards solutions supporting a new generation, or third generation ("third generation"), wireless market, through NeoReach, Inc., Mobilepro's wholly-owned subsidiary.

     NeoReach is a development stage company designing state-of-the-art modem solutions to support third generation wireless communications systems, currently per the worldwide wideband - code division multiple access, "W-CDMA," standard. Third generation technology features integrated voice and data, access to high-speed Internet and intranet applications, interactive e-mail, data exchange, global roaming and full motion video transmission--all delivered to a mobile device such as a cellular phone, personal data assistant, "PDA," or laptop. NeoReach is designing advanced modems that are intended to support these services and that may be utilized in base stations supporting the wireless networks that offer these services and in customer handsets and other wireless devices utilized in connection with such wireless networks. We believe that the demand for faster networks supporting information-rich applications is rising, pushing the wireless communications industry toward a third generation of services that are expected to result in higher productivity, greater transmission speed and seamless access around the world.

     Selection of network standards and government policies regarding spectrum availability and licensing will drive adoption of third generation services at different rates in different regions of the world. Europe and Japan have centralized systems that are based on a single network operator standard, W-CDMA, while operators in the United States have begun to deploy systems that are based on two different third generation standards, CDMA2000 and W-CDMA. Wireless operators in Europe and Japan have recently begun to roll out third generation services and are expected to continue to roll out third generation services through 2005, while operators in the United States are expected to begin to roll out third generation services in late 2002 or 2003.

     NeoReach is designing advanced modem solutions for base stations and handsets utilized in connection with the delivery of third generation services. NeoReach's base station solution will target smaller systems called medium area and small area base stations, while NeoReach's handset modem solution will target handsets, personal data assistants and laptop plug-in cards. These solutions will be based on proprietary technology developed by NeoReach. If NeoReach's modem solutions are commercially successful, we expect to leverage our third generation technology to extend our product line to include miniaturized base stations for use in high-density areas.

     In addition to the development of advanced radio frequency and modem solutions for the wireless market, we also intend, as appropriate, to leverage our expertise into delivering wireless applications and systems solutions for the global enterprise markets to include wireless local area networks and the resale of existing wireless software applications. We also intend, as appropriate, to provide specialized radio frequency design services for turnkey wireless systems and wireless telemetry systems. This may include the acquisition of technologies or operations to offer us an entry into these areas of wireless applications, systems solutions or services.

                                    ABOUT US

     Our principal office is located at 30 West Gude Drive, Suite 480, Rockville, Maryland 20850, telephone number (301) 315-9040.

                                  THE OFFERING

     This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders consist of:

     o Cornell Capital Partners, which intends to sell up to an aggregate amount of 200,000,000 shares of common stock.

     Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $10.0 million. As of May 8, 2003, we currently have $9.9 million remaining available under the Equity Line of Credit. Cornell Capital will purchase the shares of our common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital is entitled to retain 3% of the proceeds raised by us under the Equity Line of Credit. Cornell Capital intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of our common stock to be issued under the Equity Line of Credit, as well as shares of common stock acquired pursuant to conversion of convertible debentures previously purchased by Cornell Capital from Mobilepro.

     Brokers or dealers effecting transactions in the shares being registered in this offering should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

COMMON STOCK OFFERED                                200,000,000 shares by
                                                    selling stockholders (the
                                                    number of shares being
                                                    registered in this offering
                                                    will represent approximately
                                                    83.27% of the total number
                                                    of shares of common stock
                                                    outstanding upon their
                                                    issuance).

OFFERING PRICE                                      Market price.

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)     40,175,122 shares.

USE OF PROCEEDS                                     We will not receive any
                                                    proceeds of the shares
                                                    offered by the selling
                                                    stockholders. Any proceeds
                                                    we receive from the sale of
                                                    our common stock under the
                                                    Equity Line of Credit will
                                                    be used for general
                                                    corporate purposes.

RISK FACTORS                                        The securities offered
                                                    hereby involve a high degree
                                                    of risk and immediate
                                                    substantial dilution. See
                                                    "Risk Factors" and
                                                    "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL              MOBL

----------

(1) This table excludes outstanding options and preferred stock, which, if exercised or converted into shares of common stock, would reuslt in Mobilepro issuing an additional 2,403,480 shares of common stock.

                         SUMMARY FINANCIAL INFORMATION

     The following information was taken from Mobilepro's financial statements for the nine-month periods ended December 31, 2002 (unaudited) and December 31, 2001 (unaudited) and the years ended March 31, 2002 (audited) and March 31, 2001 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion all adjustment (consisting of normal recurring items) considered necessary for a fair presentation have been included.


                                                 FOR THE           FOR THE
                                                NINE MONTHS       NINE MONTHS
                                                  ENDED             ENDED             FOR THE           FOR THE
                                                DECEMBER 31,      DECEMBER 31,       YEAR ENDED        YEAR ENDED
                                                  2002              2001           MARCH 31, 2002     MARCH 31, 2001
                                               (UNAUDITED)       (UNAUDITED)         (AUDITED)          (AUDITED)
                                            --------------      -------------     ---------------     -------------
STATEMENT OF OPERATION DATA:

Revenues                                     $         --       $    299,994       $         --       $         --
Cost Of Sales                                          --                 --                 --                 --
Gross Profit                                           --                 --                 --                 --
                                             -------------      -------------      -------------      -------------

Total Operating Expenses                        2,170,533          1,691,582          3,147,119          1,009,193
                                             -------------      -------------      -------------      -------------

Loss Before Other Income                       (2,170,533)        (1,391,588)        (3,147,119)        (1,009,193)

Other Income (Expenses)
  Interest Income                                      --              4,001                 56                 --
  Forgiveness of Debt                                  --                 --            276,738                 --
  Other Expense                                   (49,656)                --            (27,608)                --
  Interest Expense                                     --                 --               (469)                --
                                             -------------      -------------      -------------      -------------
    Total Other Income (Expenses)                 (49,656)             4,001            248,717                 --
                                             -------------      -------------      -------------      -------------

Net Loss Before Provision For Income Taxes     (2,220,189)        (1,387,587)        (2,898,402)        (1,009,193)
  Provision For Income Taxes                           --                 --                 --                 --
                                             -------------      -------------      -------------      -------------

Net Loss Applicable To Common Shares         $ (2,220,189)      $ (1,387,587)      $ (2,898,402)      $ (1,009,193)
                                             =============      =============      =============      =============

Net Loss Per Basic And Diluted Shares        $   (0.13007)      $   (0.28744)      $   (0.44000)      $   (0.11000)
                                             =============      =============      =============      =============

Weighted Average Shares Outstanding            17,068,691          4,827,421          6,462,746          8,750,000*
                                             =============      =============      =============      =============

------------
*        After reorganization.


                                                      DECEMBER 31,        MARCH 31,        MARCH 31,
                                                        2002               2002              2001
                                                      (UNAUDITED)         (AUDITED)        (AUDITED)
                                                      -------------     -----------      -----------

BALANCE SHEET DATA:


Current Assets
  Cash and Cash Equivalents                           $     1,453       $       154      $        27
  Prepaid Expenses                                         62,000                --               --
                                                      -------------     -----------      -----------
    Total Current Assets                                   63,453               154               27

  Fixed Assets, net of depreciation                        42,821                --               --
    Total Assets                                      $   106,274               154               27
                                                      =============     ===========      ===========

Liabilities
  Due To Officer                                      $   331,111            44,262
  Short-Term Debt                                         191,000            75,000
  Accounts Payable And Accrued Expenses                 1,152,790           187,663
                                                      -------------     -----------
    Total Current Liabilities                           1,674,901           306,925           35,820
                                                      -------------     -----------      -----------

Long-Term Debt                                            350,000                --               --
  Total Liabilities                                     2,024,901           306,925               --

Stockholders' Deficit
  Preferred Stock                                              35                35              140
  Common Stock                                             19,517             4,176           48,805
  Additional Paid-In Capital                            4,189,605         3,596,613        8,394,742
  Deficit Accumulated During Development Stage        (6,127,784)       (3,907,595)      (8,479,480)
                                                      -------------     -----------      -----------
      Total Stockholders' Deficit                     (1,918,627)         (306,771)         (35,793)
                                                      -------------     -----------      -----------

      Total Liabilities And Stockholders' Deficit     $   106,274         $     154         $     27
                                                      =============     ===========      ===========

                                  RISK FACTORS

     We are subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

     We have historically lost money. In the nine months ended December 31, 2002, we sustained net losses of $2.2 million. In the year ended March 31, 2002 and year ended March 31, 2001, we sustained net losses of $2.9 million and $1.0 million, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

     We had a major shift in our business strategy in June 2001. It was not until June 2001 that we focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. We acquired NeoReach, another development stage company, in April 2002. We only very recently redirected our focus towards solutions supporting the third generation wireless market. We have a limited operating history upon which to evaluate our business plan and prospects. If we are unable to obtain additional external funding or generate revenue from the sales of our products, we could be forced to curtail or cease our operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS OR WE MAY BE UNABLE TO FUND OUR OPERATIONS, PROMOTE OUR PRODUCTS OR DEVELOP OUR TECHNOLOGY

     Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. Over the next two years we anticipate that, in addition to the $9.9 million remaining available to us under the Equity Line of Credit, we will need to raise additional capital to fund our anticipated operating expenses and future expansion. We anticipate that these additional funds will be in the range of $10 million to $15 million, depending on the anticipated expansion of our business operations. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our brand name or products, develop or enhance our technology, take advantage of business opportunities or respond to competitive market pressures, any of which could make it more difficult for us to continue operations. Any reduction in our operations may result in a lower stock price.

     A significant portion of our revenue is expected to be derived from substantial long-term projects which require significant up-front expense to us. We are dependent on external financing to fund our operations and cover our projects up-front costs. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver products on a timely basis could result in a substantial loss to us.

     In addition, difficulty in completing a project could have a material adverse effect on our reputation, business and results of operations. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties. Any such project failure could cause us to reduce or cease operations.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

     The report of our independent accountants on our March 31, 2002 financial statements, as noted in Note 4 and our March 31, 2001 financial statements, as noted in Note 2 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our lack of any revenue-generating activities and substantial operating losses. As a result of our acquisition of NeoReach effective in April 2002, we have continued to incur substantial debt obligations. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate increased monthly revenue if we are to continue as a going concern. To the extent that revenue does not grow at anticipated rates, we do not obtain additional funding, or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     o  With a price of less than $5.00 per share;

     o  That are not traded on a "recognized" national exchange;

     o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

     o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE MAY NOT BE SUCCESSFUL IN INTEGRATING THE MANAGEMENT TEAM OF NEOREACH WITH THAT OF OUR COMPANY, WHICH COULD ADVERSELY AFFECT THE LEADERSHIP OF OUR COMPANY, DIVERT MANAGEMENT TIME AND ADVERSELY AFFECT THE BUSINESS AND RESULTS OF OPERATIONS

     Mr. Daniel Lozinsky became our President and Chief Executive Officer in February 2002 after he acquired 64.8% of our voting securities. After the acquisition of NeoReach in April 2002, Mr. Arne Dunhem, replaced Mr. Lozinsky as our President and Chief Executive Officer and Mr. Lozinsky became our Senior Vice President. Our success depends to a significant extent on the leadership and vision of Messrs. Dunhem and Lozinsky. Prior to the merger, Messrs. Lozinsky and Dunhem had no experience working together. Failure to successfully integrate the management teams of the two companies could divert management time and resources, which would adversely affect our operations. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel. There can be no assurance that these professionals will be available in the market or that we will be able to meet their compensation requirements.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE YOUR INVESTMENT DECISION

     We had a major shift in our business strategy in June 2001. It was not until June 2001 that we focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. We acquired NeoReach, another development stage company, in April 2002. We only very recently redirected our focus towards solutions supporting the third generation wireless market. We have a limited operating history upon which to evaluate our business plan and prospects. If we are unable to obtain additional external funding or generate revenue from the sales of our products, we could be forced to curtail or cease our operations.

OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL

     Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to leverage NeoReach's technology in the third generation wireless communications market. The potential profitability of this business model is unproven. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE WIRELESS COMMUNICATIONS INDUSTRY, WE MAY BE FORCED TO REDUCE OR CEASE OPERATIONS

     Our ability to compete effectively with our competitors depends on the following factors, among others:

     o the performance of our modem technology in a manner that meets customer expectations;

     o the success of our efforts to develop effective channels of distribution for our products;

     o our ability to price our products that are of a quality and at a price point that is competitive with similar or comparable products offered by our competitors;

     o  general conditions in the wireless communications industry;

     o the success of our efforts to develop, improve and satisfactorily address any issues relating to our modem technology; and

     o the timely delivery and successful implementation of new technologies deployed in connection with any third generation services offered by the national and international wireless communications service providers.

     Our  failure  to  successfully   develop  our   technology,   products  and
distribution channels could cause us to reduce or cease operations.

CONSOLIDATIONS IN THE WIRELESS COMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS TO INCLUDE A REDUCTION OR ELIMINATION OF OUR PROPORTIONATE SHARE OF THE EMERGING MARKET

     The wireless communications industry has experienced consolidation of participants, and this trend may continue. If wireless carriers consolidate with companies that utilize technologies that are similar to or compete with our wireless modem technology, our proportionate share of the emerging market for wireless modem technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could even cause us to reduce or cease operations.

MANAGEMENT OF THE COMPANY CONTROLS 31.92% OF OUR COMMON STOCK ON A FULLY DILUTED BASIS AND SUCH CONCENTRATION OF OWNERSHIP MAY HAVE THE EFFECT OF DELAYING OR PREVENTING A CHANGE OF CONTROL OF OUR COMPANY

     As a result, these management stockholders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the Company's assets, and the control of the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of the Company.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THE FOUNDATION OF OUR BUSINESS, WHICH COULD HARM OUR BUSINESS BY MAKING IT EASIER FOR OUR COMPETITORS TO DUPLICATE OUR SERVICES

     We regard certain aspects of our products, processes, services and technology as proprietary. We have taken steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could cause us to cease operations.

     We have filed patent applications with respect to our wireless modern technology, but these may not be issued to us, and if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our services.

     We own several Internet domain names, including www.mobileprocorp.com and www.neoreach.com. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

     We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

OTHER PARTIES MAY ASSERT THAT OUR TECHNOLOGY INFRINGES ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD DIVERT MANAGEMENT TIME AND RESOURCES AND POSSIBLY FORCE OUR COMPANY TO REDESIGN OUR TECHNOLOGY

     Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us and could cause us to reduce or cease operations.

IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP THE TECHNOLOGY NECESSARY FOR OUR PRODUCTS AND PROCESSES, WE WILL NOT BE ABLE TO BRING OUR PRODUCTS TO MARKET AND MAY BE FORCED TO REDUCE OR CEASE OPERATIONS

     Our ability to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain market share we will continually be required to make advances in technology. We cannot assure you that our research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and cause us to reduce or cease operations. We cannot assure you that we will not encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS AND PROCESSES OBSOLETE

     The wireless communications industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY EFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS

     In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our technology. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

                         RISKS RELATED TO THIS OFFERING

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT AND THE SALE OF CONVERTIBLE DEBENTURES

     The sale of shares pursuant to the conversion of debentures and pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution. For example, if we assume that we will issue 160,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.00819 (91% of a recent closing bid price of $0.009) then new shareholders would experience dilution of $0.0123 per share.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

     The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

     The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 200,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. The number of shares being registered in this offering represents approximately 83.27% of the total number of shares of common stock outstanding upon their issuance. Such sales may cause our stock price to decline.

THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

     The significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

     Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

     In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of our company, we will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 9.9% of our common stock and we would be unable to draw down on the Equity Line of Credit unless Cornell Capital's beneficial ownership is below 10%. If we are unable to draw down on the Equity Line of Credit, are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital has agreed to purchase up to $10.0 million of our common stock. Of the original $10.0 million available, Cornell Capital has already purchased shares of our common stock totaling $100,000 under the Equity Line of Credit, thereby leaving $9.9 million available. None of the selling stockholders are broker-dealers or affiliates of broker-dealers and none of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

     o Cornell Capital is the investor under the Equity Line of Credit and the holder of an initial amount of $250,000 of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

         The table follows:

------------------------------------------------------------------------------------------------------------------------------------
                                      SHARES          PERCENTAGE OF       SHARES TO BE                            PERCENTAGE OF
                                   BENEFICIALLY     OUTSTANDING SHARES   ACQUIRED UNDER      SHARES TO BE       OUTSTANDING SHARES
                                   OWNED BEFORE     BENEFICIALLY OWNED   THE EQUITY LINE       SOLD IN         BENEFICIALLY OWNED
      SELLING STOCKHOLDER            OFFERING       BEFORE OFFERING        OF CREDIT         THE OFFERING         AFTER OFFERING
------------------------------ -----------------  --------------------  ----------------    ----------------  ----------------------
Cornell Capital Partners, L.P.      4,414,358(1)        9.9%(2)            160,000,000       200,000,000(3)         0.0%(4)


------------

(1) The shares represented in this column represent outstanding shares of common stock, owned by Cornell Capital, as well as shares of common stock that may be obtained upon conversion of convertible debentures within 60 days of May 8, 2003, subject to the limitations contained in the convertible debentures.

(2) Percentage of outstanding shares is based on 40,175,122 shares of common stock outstanding as of May 8, 2003, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of May 8, 2003 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Mobilepro cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, or upon conversion of the debentures in part, because the purchase price of the shares under the Equity Line of Credit and the conversion price of the shares under the debentures will fluctuate based on prevailing market conditions and Mobilepro has not determined the total amount of advances under the Equity Line of Credit that it intends to draw. Therefore, the number of shares of common stock registered under this registration statement in connection with the Equity Line of Credit and upon conversion of the debentures is based on Mobilepro's good-faith estimate of the maximum number of shares that Mobilepro will issue with respect thereto based upon current market prices of the company's common stock. The number of shares of common stock available under the Equity Line of Credit may be increased by any unused shares of common stock not used upon conversion of debentures and the number of shares of common stock available pursuant to the conversion of the debentures may be increased by any unused shares of common stock available under the Equity Line of Credit. The shares of common stock being registered under this registration statement do not include outstanding shares owned by Cornell Capital and previously registered by Mobilepro.

(4) Assumes Cornell Capital sells all shares owned, either pursuant to this registration statement, or prior registration statements, before February 14, 2005.

                                    DILUTION

     Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit.

     Our net tangible book value as of December 31, 2002 was ($1,918,627) or ($0.0983) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

     For example, if we assume that we had issued 160,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.00819 per share, less $85,000 of offering expenses, our net tangible book value as of December 31, 2002 would have been ($732,539) or ($0.0041) per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.0942 per share and an immediate dilution to new shareholders of $0.0123 per share, or 150.18%. The following table illustrates the per share dilution:


Assumed public offering price per share                                $0.00819

Net tangible book value per share before this offering   ($0.0983)

Increase attributable to new investors                    $0.0942
                                                        ----------

Net tangible book value per share after this offering                  ($0.0041)
                                                                      ----------

Dilution per share to new shareholders                                  $0.0123
                                                                      ==========

     The offering price of our common stock under the Equity Line of Credit is based on 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. Mobilepro is registering 160,000,000 shares of common stock under the Equity Line of Credit. Accordingly, Mobilepro would need to amend its Articles of Incorporation to increase our authorized common stock and register additional shares of common stock in order to fully utilize the $9.9 million remaining available under the Equity Line of Credit. The following table shows the dilution to new investors of the different prices set forth below:


    ASSUMED           NO. OF SHARES           DILUTION PER SHARE TO
OFFERING PRICE         TO BE ISSUED               NEW INVESTORS
----------------    ------------------      -----------------------

   $0.008190          160,000,000 (1)               $0.0123

   $0.006143          160,000,000 (1)               $0.0120

   $0.004095          160,000,000 (1)               $0.0117

   $0.002048          160,000,000 (1)               $0.0114


--------
(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                                 CAPITALIZATION

     The following table sets forth the total capitalization of Mobilepro as of December 31, 2002.

--------------------------------------------------------------------------------
                                                              DECEMBER 31,
                                                                 2002
                                                              -----------
--------------------------------------------------------------------------------
Total liabilities                                              $2,024,901
Stockholders' deficit:
    Preferred stock, $0.001 par value, 5,000,000
        shares authorized and 35,425 shares issued
        and outstanding                                                35
    Common stock, $0.001 par value; 50,000,000 shares
        authorized and 19,516,788 issued and
        outstanding (1)                                            19,517
    Additional paid-in capital                                  4,189,605
    Deficit accumulated during the development stage          (6,127,784)
                                                              -----------
        Total stockholders' deficit                           (1,918,627)
                                                              -----------
           Total liabilities and stockholders' deficit          $ 106,274
                                                              ===========
--------------------------------------------------------------------------------

-----------

(1) On March 12, 2003, Mobilepro amended its certificate of incorporation increasing the number of authorized shares of common stock to 600,000,000 shares.

                              EQUITY LINE OF CREDIT

     SUMMARY. On February 6, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. As of May 8, 2003, we have received advances under the Equity Line of Credit in the total amount of $100,000. Accordingly, we currently have $9.9 million available under the Equity Line of Credit. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, L.P. will retain 3% of each advance under the Equity Line of Credit. We previously issued 764,706 shares of our common stock to Cornell Capital as a commitment fee pursuant to a prior Equity Line of Credit Agreement, dated May 31, 2002 that was subsequently terminated. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. In addition, we have engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to act as our exclusive placement agent in connection with the Equity Line of Credit and we have issued 19,608 shares of our common stock to Westrock Advisors, Inc. pursuant to such arrangement.

     EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount.

     We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $10.0 million or until February 14, 2005, whichever occurs first. We are limited to a maximum of $450,000 in any 30-day period. In no event will the number of shares issuable to Cornell Capital pursuant to an advance exceed 9.9% of the then-outstanding common stock of our company. We are entitled to receive advances under the Equity Line of Credit provided that: (i) the accompanying registration statement has previously become effective and remain effective on the date of delivery by us of an advance notice; (ii) we have obtained all permits and qualifications required by any applicable state law with respect to the offer and sale of shares of our common stock under the Equity Line of Credit; (iii) no fundamental changes to the information set forth in accompanying registration statement exist which would require us to file a post-effective amendment to the accompanying registration statement; and (iv) the trading of our common stock is not suspended by the Securities and Exchange Commission or the principal trading exchange or market for our common stock.

     We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $9.9 million remaining available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.00819 per share, then we would issue 1,208,791,208 shares of our common stock to Cornell Capital. These shares would represent approximately 96.78% of our outstanding common stock upon issuance. Mobilepro is registering 160,000,000 shares of common stock for the sale under the Equity Line of Credit. On March 12, 2003, we amended our Certificate of Incorporation to increase our authorized share of common stock to 600,000,000 shares. As of May 8, 2003, Mobilepro has 40,175,122 shares of common stock issued and outstanding. Accordingly, Mobilepro would need to further amend its Certificate of Incorporation to increase our authorized common stock and register additional shares of common stock in order to fully utilize the $9.9 million remaining available under the Equity Line of Credit at certain of the prices set forth below.

     You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.01 per share and discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon conversion of options, warrants, promissory notes and debentures.

---------------------------------------------------------------------------------------------------------------
Market Price                                    $0.01            $0.0075             $0.0050            $0.0025
---------------------------------------------------------------------------------------------------------------
Purchase Price:                               $0.0091          $0.006825            $0.00455          $0.002275
---------------------------------------------------------------------------------------------------------------
No. of Shares(1):                         160,000,000        160,000,000         160,000,000        160,000,000
---------------------------------------------------------------------------------------------------------------
Total Outstanding(2):                     200,175,122        200,175,122         200,175,122        200,175,122
---------------------------------------------------------------------------------------------------------------
Percent Outstanding(3):                        79.93%             79.93%              79.93%             79.93%
---------------------------------------------------------------------------------------------------------------
Net Cash to Mobilepro(4)                   $1,456,000         $1,092,000            $728,000           $364,000
---------------------------------------------------------------------------------------------------------------

-----------
(1) Represents the number of shares of common stock to be issued to Cornell Capital at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4) Cash proceeds to Mobilepro after deduction of 3% of each advance retained by Cornell Capital.

     The proceeds used under the Equity Line of Credit will be used for general corporate purposes, for an expansion of the product offering and for development of sales and marketing channels. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration.

     In connection with the Equity Line of Credit, we previously issued 764,706 shares of our common stock to Cornell Capital as a commitment fee and Cornell Capital is entitled to retain 3% of each advance under the Equity Line of Credit. In addition, we have issued 19,608 shares of our common stock to Westrock Advisors, Inc., an unaffiliated broker-dealer, as a placement agent fee in connection with the Equity Line of Credit.

                              PLAN OF DISTRIBUTION

     The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     If any shares of common stock being registered for resale in the accompanying registration statement are transferred from the named selling stockholders listed in this Prospectus and such transferees wish to rely on this Prospectus to resell these shares, then a post-effective amendment to the accompanying registration statement would need to be filed with the Securities and Exchange Commission naming these individuals as selling shareholders and providing the information required by Item 507 of Regulation S-B.

     Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital will pay us 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the notice date. The 9% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital will retain 3% of the gross proceeds raised in the Equity Line of
Credit, which constitutes underwriter compensation. In connection with the Equity Line of Credit, we previously issued 764,706 shares of our common stock to Cornell Capital as a commitment fee, which constitutes underwriter compensation. We have issued 19,608 shares of our common stock to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as a placement agent fee in connection with the Equity Line of Credit.

     The Equity Line of Credit agreement contains a restriction that in the event Cornell Capital has beneficial ownership of more than 9.9% of our outstanding common stock, we are unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 9.9% of our common stock. We cannot draw down on the Equity Line of Credit unless Cornell Capital's beneficial ownership is below 10%.

     Cornell Capital has been in business less than three years. Cornell Capital is a private equity fund whose principal business function is to provide equity and debt financing to publicly traded companies through such vehicles, which include, but are not limited to, equity lines of credit and convertible debentures. Cornell Capital does not have any material relationships with the promoters of Mobilepro.

     Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock: (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or (iv) in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

     Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000 as well as 3.0% of the gross proceeds received under the Equity Line of Credit that will be retained by Cornell Capital. We intend to pay these expenses from the proceeds we anticipate receiving under the Equity Line of Credit. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

     The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Mobilepro while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF MOBILEPRO AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERALL OPERATING RESULTS

     We had no  revenues  for the nine  months  ended  December  31,  2002.  Our
operating   expenses  for  the  nine  months   ended   December  31,  2002  were
approximately $2,170,533 compared with $1,691,582 for the nine months ended December 31, 2001. Our primary expense was incurred for professional fees and compensation expenses of $2,027,719 compared with $1,245,170 for the nine months ended December 31, 2001. Of this amount, $1,208,253 of common stock in lieu of cash was issued for the nine months ended December 31, 2002 in connection with consulting fees and expenses for services rendered as a part of the reverse triangular merger with NeoReach, Inc., entering into the Equity Line of Credit with Cornell Capital Partners, L.P. and for research, marketing and advertising services. This could be compared with $639,660 for the nine months ended December 31, 2001. These consulting fees and expenses are not anticipated to be recurring. Approximately $780,000 in expenses for the nine months ended December 31, 2002 was for on-going payroll, professional fees, consulting fees, marketing expenses and other operational expenses for the nine month period.

     We incurred for the nine month period approximately $120,000 for legal fees rendered in connection with the registration of our common stock with the Securities and Exchange Commission, our public reporting compliance filings, and general legal for general corporate matters. The remaining expenses included general administrative expenses of operating a development stage business.

     We had no sales from our wireless business solutions provider operations for the years ended March 31, 2002 and 2001. However, our general and administrative expenses were $3,147,119 for the year ended March 31, 2002 and $1,009,193 for the year ended March 31, 2001, which resulted in substantial operating losses for each respective year. Operating losses were $3,147,119 and $1,009,193 for the years ended March 31, 2002 and 2001, respectively. We had other income, including income from the forgiveness of debt of $248,717 and $0 for the years ended March 31, 2002 and 2001, respectively. The areas where we expended the most funds for the years ended March 31, 2002 and 2001, respectively, were for payroll, professional fees, consulting fees, and marketing expenses. Due to our large operating losses and the fact that we did not have adequate capital to continue to operate, we pursued alternative business opportunities in the first quarter of 2002.

OPERATING LOSSES

     Our net operating loss for the nine months ended December 31, 2002 was approximately $2,170,533 compared with $1,391,588 for the nine months ended December 31, 2001. These losses were incurred primarily as a result of the aforementioned incurred expenses.

     We have accumulated deficits of approximately $6,127,784 as of December 31, 2002. There will be limitations on the amount of net operating loss carryforwards that can be used due to the change in the control of the management of the Company. No tax benefit has been reported in the financial statements, because we believe there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards is offset by a valuation allowance of the same amount.

     Our net losses after taxes and other income/expenses were $2,898,402 for the year ended March 31, 2002 and $1,009,193 for the year ended March 31, 2001.

     We have accumulated  deficits of  approximately  $3,907,595 as of March 31,
2002.   There  will  be   limitations  on  the  amount  of  net  operating  loss
carryforwards that can be used due to the change in the control of the management of Mobilepro. No tax benefit has been reported in the financial statements, because we believe there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards is offset by a valuation allowance of the same amount.

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 2002, we had a Total Stockholders' Deficit of approximately $1,918,627 and do not currently have any revenues, liquidity or capital resources as we move forward with our business plan. Our independent auditors have issued an audit opinion as of March 31, 2002 that raises substantial doubt as to our ability to continue as a going concern. We will need additional financing in order to implement our business plan and continue business. Other than the Equity Line of Credit (as described below), we do not have a source for any additional financing and we cannot give any assurances that we will be able to secure any financing. The traditional markets for raising capital have become extremely more difficult in the last year largely due to a depressed economy, large well-known business failures and the events of September 11, 2001.

     On May 31, 2002, we entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. Cornell Capital purchased $250,000 of our convertible debentures. The debentures mature in two years and bear interest at 4% annually. At our option, the entire principal amount and all accrued interest can be either (a) paid to Cornell Capital at maturity or (b) converted to shares of our common stock. Cornell Capital, at its option, is entitled to voluntarily convert the debentures unto shares of our common stock. The conversion price per share is equal to either an amount equal to one hundred twenty percent of the closing bid price of the our common stock on May 31, 2002 or eighty percent of the average of the four day lowest closing bid prices of the our common stock for the five trading days immediately proceeding conversion day. The proceeds from the sale of these debentures were used for working capital to support continued operations and marketing. As of May 8, 2003, we had repaid $35,000 to Cornell Capital under the debentures, leaving $215,000 outstanding. As of May 8, 2003, Cornell has not converted any of the debentures.

     On February 6, 2003, we entered into an Equity Line of Credit Agreement with Cornell Capital. Cornell Capital, subject to certain terms and conditions, will purchase up to $450,000 of Mobilepro's common stock each thirty days thereafter during the term of the agreement or an aggregate of $10.0 million. The term of the agreement is twenty-four months, subject to termination at the sole discretion of Mobilepro and subject to certain events. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock with a fixed 9% discount to the then-current market price. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. There can be no assurance of the amount of proceeds we will receive, if any, under the Equity Line of Credit Agreement with Cornell Capital. As of May 8, 2003, we have received advances under the Equity Line of Credit in the total amount of $100,000, thereby leaving $9.9 million remaining available.

     On March 2, 2003, we received $200,000 from Cornell Capital in exchange for a promissory note. The note has a 90-day term. As of May 8, 2003, we have repaid $100,000 of the promissory note to Cornell Capital.

     On May 31, 2002, we originally received a financing commitment of $10,000,000 when we first entered into an Equity Line of Credit Agreement with Cornell Capital and we had to wait until February 14, 2003 for the required SB-2 Registration Statement to become effective. The funding for the operation of Mobilepro during the end of 2002 was based to a large extent on the approval and effectiveness of this financing commitment. During the waiting time for approval, we raised smaller amounts of private equity and smaller amounts of loans. The cash raised had not been adequate to execute the plan of operation for the year 2002 and we have, as a consequence, scaled back development activities including deferring salary compensation and accepting the loss of some senior engineering personnel. We have been successful in recruiting other very senior highly experienced members of the management team and other key personnel, but we have not been able to engage the personnel on a full-time basis. Due to the delay in funding, we have also deferred payment of certain operating expenses including certain bills for professional services. When the SB-2 registration statement became effective, we subsequently received advances in the total amount of $100,000 under the Equity Line of Credit as of May 8, 2003.

NEW ACCOUNTING PRONOUNCEMENTS

     We have adopted FASB Statement 128. It is not expected that we will be impacted by other recently issued standards. FASB Statement 128 presents new standards for computing and presenting earnings per share ("EPS"). The Statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

     FASB Statement 131 presents news standards for disclosures about segment reporting. We do not believe that this accounting standard applies to us as all of our operations are integrated for financial reporting and decision-making purposes.

INFLATION

     Our results of operations have not been affected by inflation and we do not expect inflation to have a significant effect on its operations in the future.

PLAN OF OPERATION

     This plan of operation does not reflect the financial information of our prior business operations as a wireless business solutions provider business and are reflective of our new business strategy.

     1. In September 2002 we shipped our prototype base station modem (version 1.0) to a prospective customer who planned to use it for test and demonstration purposes. No payment was received from the shipment since it was for demonstration purposes only. This prototype version of the modem is currently available in printed circuit board format and we intend to make it available to other potential customers. Continued product development is intended to evolve the base station modems from the boards to application specific integrated circuits. The integrated circuits are custom products that are designed for only one customer and can be sold only to that one customer; we are that customer and we will in turn resell to our customers for their particular applications. The printed circuit board version of the base station modem is approximately 24 inches long by 16 inches wide and is built using discrete electronic components such as integrated circuits, transistors, capacitors and resistors. We intend to miniaturize most of the modem functions on this board to two individual semiconductor chips, or integrated circuits, each of the approximate size of one by one inch. One of the chips is commercially available for purchase and is expected to be programmed with our proprietary software that is part of our technology while the other chip is expected to be customized and manufactured for our specific applications.

     2. The Company intends to continue its research & development activities within the three main projects as defined below:

        1.       Base Station Modem Integrated Circuit

        2.       Handset Modem Integrated Circuit

        3.       Radio Frequency Integrated Circuit

     We intend to develop each project over several development phases that normally include project definition, system engineering, prototype manufacturing, integrated circuit manufacturing, testing, also called beta testing, and general availability. The project definition phase reviews existing technology standards and market research to include other possible comparable products already in the market place and will typically lead to a design definition and finally a project definition with draft requirements definitions. The project definition typically has duration of 2 - 3 months with work efforts from both business development people and engineers. The system design phase normally involves significant engineering effort that may have duration of 3 - 6 months to include preparation of actual detailed specifications, drawings and schematics, certain software development and initial computer modeling or simulation of the functions of the circuits. The prototype manufacturing normally involves during 2 - 3 months the preparation and manufacturing of physical hardware such as a prototype printed circuit board. The manufacturing of this board requires the procurement of electronic components to demonstrate the overall functions of the project. Software development will normally continue throughout this phase. The phase with the prototype testing would typically last 3 - 4 months and will pass the prototype printed circuit board through a number of detailed tests to include functional tests and interface tests, i.e. tests to verify that the functions of the prototype printed circuit board will work as expected versus other equipment or units that it is designed to work with. The actual integrated circuit manufacturing that typically lasts 2
- 4 months may not start until there is a high level of confidence that the designed prototype printed circuit board works and operates as expected. The manufacturing and production of an integrated circuit is typically a time consuming and expensive process and it is critical that only an absolute minimum design mistakes have been made. The manufacturing may initially produce only a few samples of the integrated circuits for demonstration and testing. The following testing lasting typically 2 - 3 months, also called beta testing, is the first activity when a real integrated circuit has been made available for rigorous testing in a laboratory environment. Engineers for their possible changes and improvements to the design may typically review any problems discovered during the testing. Finally, general availability of the developed circuit is expected to be declared when all testing have been found satisfactory and the high volume production of the circuit has been initiated. The total process varies in time depending on the complexity of the project but may typically last 12 - 18 months.

     The man effort required for the different development phases we have defined vary but is expected to consist primarily of engineers of different skills to include typically system design, circuit design, electrical and mechanical design, software design and programming, and integrated circuit design and development. At the peak of development, we estimate an anticipated need of approximately 38 engineers supported by various G&A personnel.

     Product development plans include defining specifications for the next version of the base station board subsequently leading to base station modem integrated circuits. We believe that the timelines below demonstrate the current anticipated product delivery schedule for the three projects, and the estimated project costs associated with achieving the milestones. This schedule could change depending on challenges faced in engineering and development.

---------------------------------------------------------------------------------------------------------------------------
                            PROJECT       SYSTEM       PROTOTYPE     PROTOTYPE         IC                        GENERAL
                           DEFINITION     DESIGN     MANUFACTURING    TESTING    MANUFACTURING   BETA TESTING  AVAILABILITY
                           ----------     ------     -------------   ---------   -------------   ------------  ------------
---------------------------------------------------------------------------------------------------------------------------
Base Station V1.0 Modem
  Board                     2000          2001         1Q2002         3Q2002         N/A             N/A           2Q2003

Base Station Modem
  Integrated Circuit        2Q2003        3Q2003       4Q2003         1Q2004         1Q2004          2Q2004        3Q2004

Handset Modem
  Integrated Circuit        3Q2003        4Q2003       2Q2004         3Q2004         4Q2004          4Q2004        4Q2004

Radio Frequency
  Integrated Circuit        2Q2003        3Q2003       4Q2003         4Q2003         1Q2004          1Q2004        2Q2004

---------------------------------------------------------------------------------------------------------------------------

     The table below provides the estimated project development costs for the three different projects.

---------------------------------------------------------------------------------------------------------------------------
ESTIMATED
PROJECT DEVELOPMENT COSTS                   DEC 2002 - JUNE 2003          JULY - DEC 2003             TOTAL FOR PERIOD
-------------------------                   --------------------          ---------------             ----------------
---------------------------------------------------------------------------------------------------------------------------
Base Station Modem Board and                      $2,100,000                  $2,300,000                  $4,400,000
  Integrated Circuit

Handset Modem Integrated Circuit                    $700,000                  $1,800,000                  $2,500,000

Radio Frequency Integrated Circuit                  $800,000                  $1,100,000                  $1,900,000

Total Estimated Development Costs                 $3,600,000                  $5,200,000                  $8,800,000

---------------------------------------------------------------------------------------------------------------------------

     The estimated financing/liquidity needs for the period of December 2002 through June 2003 is approximately $3,600,000 and for the period July - December 2003 is approximately $5,200,000, i.e. the aggregate for the period December 2002 through December 2003 is estimated to be approximately $8,800,000. We believe that some revenues will be received during year 2003 from the sale of our products and supporting services and this revenue may reduce the financing/liquidity needs. The sources of additional funding to support the development are primarily three; the Equity Line of Credit from Cornell capital, the raising of private funds through private placement memoranda, and from credits or equity contributions from strategic partners. We intend to constantly seek alternative funding sources to supplement these three primary sources. Since the equity line of credit with Cornell capital spans over 24 months we may not be able to raise more than a maximum of $5,400,000 over the first 12 months from Cornell Capital. For full project funding, this means that a minimum of approximately $3,300,000 may need to be funded including funds from revenues during the year and through private placement arrangements, from credit or equity contributions from strategic partners or through other alternative sources. Should it become apparent that we cannot raise the funds as anticipated, we intend to re-evaluate the priorities between the developments of the three main projects. We will attempt to reduce the development costs by outsourcing some of the development activities to engineering firms overseas and by acquiring licenses to developed technology that we may integrate with our own developed technology.

     3. We anticipate the next generation (version 2.0) of our base station modem board may incorporate up to 256 channels - up from the currently offered 4 channels. The significance of this is that the more channels a modem board has the fewer number of individual modem boards may be required for a particular base station. This means that the base station equipment can be much smaller in size, consume less power and be less expensive to manufacture and install. It also means that a new type of miniaturized base stations can be developed to incorporate small area base station. In addition to the base station modem, we intend to develop radio frequency integrated circuit chipsets for the wireless markets. These chipsets may be designed to support the GSM and the W-CDMA markets. Product development cycle of these chipsets is typically 12 to 14 months. We intend to outsource the manufacturing of the chipsets to a third party, essentially categorizing us as a Fab-less developer of semiconductors. A Fab-less semiconductor developer typically outsources its manufacturing entirely and limits its activities to testing the manufactured chips. Our current plans anticipate the development of this generation of the base station board to start mid-2003 with commercial products available mid-2004.

     The estimated financing/liquidity need for the period of January 2004 through December 2004 is approximately $10,200,000. We believe that revenues may be generated during the year 2004 from the sale of our products and this revenue may reduce our financing/liquidity needs. The sources of additional funding to support the development are primarily three; the Equity Line of Credit from Cornell Capital, the raising of private funds through private placement memoranda, and from credits or equity contributions from strategic partners. We intend to constantly seek alternative funding sources to supplement these three primary sources. Since the Equity Line of Credit with Cornell Capital is a commitment of $10,000,000 over 24 months we may not be able to raise more than a maximum of $4,600,000 over the months 13 - 24 from Cornell Capital in addition to funds raised during year 2003. Should we decide to draw down maximum available amount from Cornell Capital during the year 2004, then this means for full project funding, that an additional minimum of approximately $5,600,000 will need to be funded including funds from revenues during the year and through private placement arrangements, from credit or equity contributions from strategic partners or through other alternative sources. Should, like for the plan of operation during year 2003, it become apparent that the revenues will be inadequate or that we cannot raise the funds as anticipated, we intend to re-evaluate the priorities between the developments of the three main projects. We intend to continue to attempt to reduce development costs by outsourcing some of the development activities to engineering firms overseas and by acquiring licenses to developed technology that we may integrate with our own.

     4. The sales cycle for our products is about 6 to 9 months. Currently we intend to offer our prototype modem board to potential prospects. Our primary markets are Europe and Asia with North America being the secondary market. We intend to build a sales team in these regions to support our customers. In addition to investing in a direct sales force, we intend to continue to try to develop business relationships with potential partners who can serve as an indirect sales channel for our products. We anticipate that our marketing and sales team will gradually grow from one person in January 2003 to approximately seven persons by year-end 2003 and approximately nine persons by year-end 2004. The estimated cost during the year 2003 for the marketing and sales team is approximately $650,000 and during the year 2004 approximately $1,200,000. The growth of the marketing and sales team is expected to primarily be during the year 2003. In addition to these estimated personnel expenses we also have expenses for sales collateral, documentation, and various marketing and sales campaigns. The funding for the marketing and sales activities was included in the estimates for the overall plan of operation described above and no separate funding is sought for marketing and sales activities.

     5. Typical price points for the version 1.0 of the board begin at $10,000.

     6. As a result of the Plan, we expect a significant increase in the number of employees by mid/third quarter 2003 to possibly over 50 employees. The increase in number of employees consist primarily of engineers with an anticipated need of approximately 38 engineers and a total of approximately 12 G&A personnel including marketing and sales personnel by year-end 2003/early 2004. The funding for the increase in employees is included in the overall plan of operation and funding for year 2003.

     The overall plan of operation and funding for year 2003 includes proceeds received from the Equity Line of Credit, a potential private placement offering or potential debt financing, which we anticipate to be used for the following general purposes:

     1) Complete the initial phases of the design and development of advanced modems for both the base station and handset markets with anticipated costs as described under sections 1 through 3 above:

        a. Invest in laboratory facilities including test and simulation equipment.

        b. Acquire or license certain intellectual property related to the development of modems and communications semiconductor and component technology.


     2) Develop plans for third party manufacturing to support our business goals with anticipated costs included in the costs as described under sections 1 through 3 above.

     3) Expand our product offerings to include radio frequency integrated circuit development with anticipated costs as described under sections 1 through 3 above.

     4) Develop direct and indirect sales and marketing channels for our products and services with anticipated costs as described under section 4 above:

        a. Develop business partnerships that embrace Mobilepro as their modem supplier for their advanced cellular handsets and user equipment.


        b. Develop plans for extending our solution offerings for use in additional global markets such as Asia and Europe.

     5) Pay-down certain debt, such as a convertible debenture from Cornell Capital in the current amount of $215,000 plus accrued interest. We also intend to pay-down part of debt owed to Mr. Daniel Lozinsky, a Director, and Mr. Arne Dunhem, an officer and Director, during fiscal 2003. The total amount that we plan to pay to Mr. Lozinsky and Mr. Dunhem during 2003 is approximately $100,000 out of a total outstanding amount of $277,617.

     6) General working capital purposes.

     7. In addition to the development of advanced radio frequency and modem solutions for the wireless market, we also intend, as appropriate, to leverage our expertise into delivering wireless applications and systems solutions for the global enterprise markets to include wireless local area networks and the resale of existing wireless software applications. We also intend, as appropriate, to provide specialized radio frequency design services for turnkey wireless systems and wireless telemetry systems. This may include the acquisition of technologies or operations to offer us an entry into these areas of wireless applications, systems solutions or services.

RESEARCH AND DEVELOPMENT ACTIVITY

     Every new product in the high tech industry requires some resources dedicated to research and development. Being a development stage company, Mobilepro's products are no different. Creating new products such as the radio frequency integrated circuit require us to dedicate some percentage of our efforts to research and development activities. We have announced a memorandum of understanding with RF Microelectronics Laboratory of International Communications University of South Korea. In conjunction with this university, we expect to perform research and development for the radio frequency integrated circuit market. We believe that this joint effort may reduce the time necessary to produce a commercial product. This memorandum of understanding is non-binding on either party and additional agreements are necessary before the parties may collaborate together. As described in the memorandum of understanding, the parties intend to seek opportunities to cooperate in research, particularly in radio frequency integrated circuit development for a radio frequency transceiver of the third generation W-CDMA standard. The details of specific research proposals will be determined by the mutual agreement of the parties. The form of cooperation may vary with the goal of each project. The parties agree that, in the event of research collaboration leading to patent rights, copyrights and other intellectual property rights, a further agreement must be entered into each case. Both parties acknowledge that they do not acquire any right in or any intellectual property rights, including, without limitation, copyright, trademark, trade secret, know-how of the other party. The memorandum of understanding does not bind any responsibility on any party in implementation of the objective and shall remain in force for a period of five years from the date of the last signature, with the understanding that it may be terminated by either party giving twelve months prior notice to the other party in writing.

     We have worked on the development of the technology for the Base Station modems and we intend to focus on evolving this technology for efficiencies.

     We intend to acquire or license additional intellectual property from other sources, as opportunities develop to complement our own developed technology. We have not yet engaged negotiations to acquire such technology neither identified the entity controlling the technology.

     We have also announced a strategic technology alliance with Prime Circuits, Inc. of Maryland, a semiconductor development company. As part of the alliance, we believe that we will gain access to technical knowledge, personnel and low power semiconductor technology. This solution is intended to target the consumer handsets and network transmission base stations to support third generation communications. As of May 8, 2003, no material terms of an agreement have yet been developed. There is no affiliation between Prime Circuits and our Company, its officers, directors and/or affiliates. The completion of an agreement is pending a joint review of mutual additional business opportunities and the current nature of the relationship is still under discussion.

                             DESCRIPTION OF BUSINESS

THE BUSINESS BACKGROUND

     The generation of digital wireless networks primarily in use today for cell phone services is often referred to as the second generation services. The services are primarily for voice services and for some limited low-speed data transmission services. The features of the third generation wireless technology far surpass the second generation services and include voice and data services, access to high-speed Internet and intranet applications, such as corporate private data networks, interactive e-mail and data exchange, full motion video transmission e.g. video movies or video conferences - all delivered to a mobile device such as a cellular phone, Personal Digital Assistant, "PDA," or laptop computer, and global roaming of all the features, i.e. the services can be used in many different countries around the world. We believe that the demand for wireless networks supporting faster information-rich applications will increase, pushing the wireless communications industry toward a generation of services that are expected to result in higher productivity, greater transmission speed and seamless access around the world.

     The current second generation wireless networks are based on different communications standards with the Global System for Mobile Communication, "GSM," being the most widely adopted standard. That standard has also been adopted in the United States by larger wireless networks such as AT&T Wireless and T-Mobile. The U.S. company Qualcomm has developed an alternative standard called Code Division Multiple Access, "CDMA." CDMA networks exist primarily in the United States, Korea and some countries in South America.

     The various third generation wireless networks being built around the world are based on primarily two different network standards: Wideband - Code Division Multiple Access that is an extension of the widely adopted GSM standard and CDMA2000 that is an extension of the CDMA standard. The selection of a network standard by different operators in different countries depends largely on government policies regarding spectrum availability and licensing conditions. As a result, we expect that third generation services will be adopted at different rates in different regions of the world. Europe and Japan have network operators with systems that are based on W-CDMA while operators in the United States and Korea will deploy systems that are based on both third generation standards. Wireless operators in Europe, Japan and Korea have recently started to roll out third generation services, while operators in the United States are expected to begin to roll out true nation-wide third generation services in late 2003 or 2004.

     A wireless network consists of three major elements; first, the user equipment, i.e. the handheld device that could be a cell phone, also called a handset, PDA or a wireless laptop computer; second, the radio access network, i.e. all the base stations with transmit and receive equipment and transmit towers to provide network coverage; and the core network, that includes the telephone and data switches for connection of the calls, the computer systems to control the operation of the network, and the billing and support of the customers using the networks.

     To provide a complete third generation network across a typical geographical area, three types of base stations are normally deployed: those that provide a signal over a very large area, such as a whole city, those that provide a signal over a medium size area, such as one community in a city, and those that provide a signal over a small area, such as in one office building in the community.

THE COMPANY

     Mobilepro is a development stage company whose business focus has been recently redirected towards developing solutions that are expected to support the third generation digital wireless network market through its wholly-owned subsidiary, NeoReach, Inc. NeoReach intends to design, develop and manufacture third generation modem and data processing technologies in integrated circuits and associated prototype or demonstration printed circuit boards for

     o    third generation network base stations and,

     o    third generation handsets and other user equipment.

     NeoReach intends to exclusively focus its products to be used for the medium and small area Base Stations since the market size and required quantity of these units is expected to be much greater than for the large area Base Stations.

     In addition, NeoReach also intends to develop miniature radio frequency transceiver integrated circuits for the wireless markets, to include both the third generation base stations and the handsets. These integrated circuits are anticipated to be based on low-power technologies believed to be an important feature considering the small battery in a consumer cell phone. Power is only consumed in case the circuit actually is in operation.

     NeoReach   intends  to  initially  focus  its  efforts  on  developing  the technology  for the  third  generation  network  base  stations  in the  form of prototype or demonstration printed circuit boards. Upon the successful completion of these boards to include various testing of functions and demonstrations, we intend to develop semiconductor integrated circuits with the technology embedded. In some cases, we also intend to sell the prototype or demonstration printed circuit board to potential customers.

     Handsets - each third generation compatible handset manufactured requires a modem as one of its components in order to communicate with the various base stations in the wireless network. NeoReach intends to develop and provide the modem solution as a semiconductor integrated circuit installed on a printed circuit board inside of the handset. NeoReach also intends to develop and provide the complete radio frequency transceiver as a semiconductor integrated circuit.

     Our state-of-the-art modem solutions are anticipated to support the third generation wireless communications systems as defined by the worldwide W-CDMA standard and, in a later development stage, the GSM standard. The W-CDMA specifications standard has been defined such that the base station modem will properly communicate with the corresponding handset modems.

     The NeoReach modem solution is anticipated to be developed to provide key competitive advantages in the market place:

     1) The base station modem is expected to be designed using two different types of transmission systems as defined by the W-CDMA standards. We believe that this is ideal for transmitting both voice and data.

     2) NeoReach intends to offer a dense multi-channel modem with up to 64 user channels expanding in later versions to up to 256 user channels. This may allow operators to service more customers with the same base station. The number of user channels is primarily determined by how complex the semiconductor integrated circuit is. We intend to use commercially available integrated circuits which have a technology that we believe currently allows up to 64 user channels while we believe that the next generation of the commercially available integrated circuits, that are anticipated to be made available in year 2003, are expected to provide adequate increased capability. These commercially available integrated circuits can be used for many different applications, one being our anticipated use for the base station modem.

     3) We believe that our modem theoretically may offer a coverage capacity as a theoretical target of three miles vs. the typical 0.6 miles thereby enabling operators to service larger areas using medium and small area Base Stations instead of installing a more expensive large area Base Station. The theoretical coverage capacity is determined by a design choice for the modem that includes receiving and processing signals from handsets that are up to three miles away from the base station. This distance is determined by the maximum time it takes the signal to travel that distance. We believe that through our research and development activities and through theoretical modeling that our design may achieve the theoretical target capacity. This theoretical target has also been reviewed together with W-CDMA wireless experts from other companies.

     4) Flexible Architecture that we believe may enable easy upgrades and modifications, thereby lengthening product life.

     NeoReach has signed a Memorandum of Understanding with RF Microelectronics Laboratory of Information and Communications University of South Korea for the co-development of the radio frequency integrated circuit. This memorandum of understanding is non-binding on either party and additional agreements are necessary before the parties may collaborate together.

     NeoReach intends to use third-party manufacturing for its products. Because of this approach, the Company does not expect to make any significant purchase of plants or equipment. The Company has initiated some preliminary discussions with contract manufacturers for product development, prototyping and production agreements for its planned integrated circuit and modems systems. None of these agreements have been finalized as of this date and no assurances can be given that any agreements will be forthcoming.

     NeoReach has been granted five patents and has one patent application pending for its W-CDMA smart antenna processing approaches. Smart antennae technology combines multiple antenna elements with signal processing to optimize its radiation and/or reception pattern automatically in response to the signal environment. We intend to pursue other patents to protect our intellectual property rights in various modem design and implementation areas.

     In addition to the development of advanced radio frequency and modem solutions for the wireless market, we also intend, as appropriate, to leverage our expertise into delivering wireless applications and systems solutions for the global enterprise markets to include wireless local area networks and the resale of existing wireless software applications. We also intend, as appropriate, to provide specialized radio frequency design services for turnkey wireless systems and wireless telemetry systems. This may include the acquisition of technologies or operations to offer us an entry into these areas of wireless applications, systems solutions or services.

     The Company is located at 30 West Gude Drive, Suite 480, Rockville, Maryland 20850.

CORPORATE HISTORY

     Mobilepro is a development stage company and currently trades on the Bulletin Board under the stock symbol "MOBL". The following is a brief history of Mobilepro.

     Mobilepro was incorporated on July 14, 2000 and was focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals.

     The company with which Mobilepro merged in June of 2001 was first organized in June 1988 as Bud Corp. Bud Corp. changed its name to Tecon, Inc. in July 1992, then to Buyit.com, Inc. in May 1999 and finally to CraftClick.com, Inc. on January 4, 2000. CraftClick's business strategy and focus was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. Due to the lack of adequate funding and the lack of generating enough Internet traffic to achieve profitability, CraftClick began to cease business operations in October 2000. CraftClick subsequently disposed of substantially all of its assets in February 2001 when secured creditors foreclosed on outstanding loans made to CraftClick.

     In April 2001, CraftClick reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was subject to a reverse split on the basis of 1 new share for every 100 shares outstanding. On June 6, 2001, CraftClick and Mobilepro entered into an Agreement and Plan of Merger dated June 1, 2001. Under the CraftClick Merger Agreement, Mobilepro
merged with and into CraftClick, with CraftClick being the surviving corporation. On July 9, 2001, the name of the surviving corporation was changed to Mobilepro Corp.

     On November 19, 2001, Mobilepro implemented a 200 for 1 reverse stock split of its common stock. There were no fractional shares issued. Concurrent with the reverse stock split, Mobilepro issued 3,000,000 new shares of common stock to Dungavel, Inc., pursuant to an Investor Rights Agreement, which Mobilepro entered into with Dungavel on June 1, 2001 as part of the merger with CraftClick.

     On February 19, 2002, Mobilepro entered into a Stock Purchase Agreement with Mr. Daniel Lozinsky and Dungavel, Inc., and another Stock Purchase Agreement with Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith.
Dungavel, Inc., Ms. Joann Smith and Mr. Scott Smith were all significant stockholders of Mobilepro at the time. Pursuant to these two stock purchase agreements, Mr. Lozinsky acquired an aggregate of 2,057,733 shares of Mobilepro common stock, representing approximately 64.7% of Mobilepro's voting securities at that time. On February 28, 2002, Mr. Scott Smith resigned as the President, CEO and Chairman of Mobilepro, and Mr. Lozinsky became the President and CEO of Mobilepro. On May 10, 2002, Mr. Arne Dunhem became Mobilepro's President, CEO and Chairman and Mr. Lozinsky became our Senior Vice President.

     On March 21, 2002, Mobilepro entered into an Agreement and Plan of Merger with NeoReach, Inc., a private Delaware company, pursuant to which a newly-formed, wholly-owned subsidiary of Mobilepro merged into NeoReach in a tax-free transaction. NeoReach is a development stage company designing state of the art modem solutions to support third generation (third generation) wireless communications systems. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. On April 23, 2002, the Company issued 12,352,129 shares of its common stock in a one-for-one tax-free stock exchange to the holders of NeoReach's common stock pursuant to the Agreement. This was a cash-less transaction and there were no payments or finder's fees involved. The Board of Directors determined the consideration to be a fair compensation to the NeoReach shareholders. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of our stock at that time. The valuation of NeoReach in the merger agreement was based on several factors, as described in the table below excluding intangible assets and goodwill, including that over thirty-three man-years of development efforts had been accumulated for achieving the prototype third generation modem boards for the base station applications, that a management team and engineering team were in place, that office and laboratory facilities were in place, that six patents had been filed or were already approved, and that contacts and relationships had already been established with potential customers both in the United States and Korea. The value of intangible assets and goodwill, such as contacts, relationships and potential customers, has not been included in the table below since it is difficult to estimate a real value, although it could be very significant, on these items. The transaction was concluded following arms-length negotiations. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act. The related parties from both the Company and NeoReach were Messrs. Daniel Lozinsky, Arne Dunhem, Scott Smith and Ken Min. Mr. Daniel Lozinsky who was a controlling stockholder of Mobilepro also owned approximately 32.5% of NeoReach.

     Approximate valuation of NeoReach, Inc. (Excluding Intangible Assets and Goodwill)

    ITEM                                                          APPROX. VALUE
    ---------------------------------------------------------   ----------------
    Personnel, engineering man effort, 33 man-years.                    $4.5 M
    Patents, Awarded, Allowed, Pending, 6 each                          $1.8 M
    Tangible Assets                                                     $0.2 M
                                                                      --------
    Total Valuation (Excluding Intangible Assets and Goodwill)          $6.5 M


BUSINESS STRATEGY BEFORE THE MOBILEPRO MERGER

     CraftClick was formed to be the premier arts and crafts destination on the Internet. We intended to build an online arts and crafts community that offered amateur and professional craftspeople worldwide a wealth of arts and crafts related content. We acquired 16 online arts and crafts related web sites. We shipped our products through a fulfillment center located in the Midwestern United States. Orders placed with us were transmitted electronically to our fulfillment center using EDI protocol. Our fulfillment center then shipped the order directly to the end customer.

     While our sales increased substantially for the year ended March 31, 2001 as compared to the year ended March 31, 2000, we did not have adequate capital funding in order to continue as a going-concern in this business segment. As such, we discontinued the arts and crafts business in October 2000. As previously mentioned, there was a change of control and business strategy in June 2001.

BUSINESS STRATEGY AFTER THE MOBILEPRO MERGER AND BEFORE THE NEOREACH MERGER

     Mobilepro was formed to position ourselves as a provider of wireless business solutions for the mobile business professional workforce. We intended to develop complete mobile information solutions that include products and services such as wireless handheld devices and Web based enterprise applications. As a solutions provider, we intended to bundle the service and the hardware device into a single offering. None of the products or services were fully developed and were not available for sale. The strategy was for Mobilepro to develop the overall designs of both the hardware and the software of the devices but to outsource the actual manufacturing and the detailed software development to existing device providers. We intended to distribute the devices with the bundled software through various distribution channels including direct sales and alliance partners with co-marketing and referrals. The Web based services were to be developed jointly with strategic development partners and maintained and operated jointly with ISP and Web-hosting partners. The applications that drove the demand for this strategy was the ever increasing use of E-mail for business correspondence and the need for mobile professionals at all levels of an organization to access corporate data and applications from outside their offices.

     We had no sales for the year ended March 31, 2002, and we did not have adequate capital funding in order to continue as a going-concern in this business segment. As such, we discontinued the wireless business solutions provider business in March of 2002. As previously mentioned, there was a change of control and business strategy in March 2002.

     The audited financial statements included elsewhere in this filing contain only the operations of the wireless business solutions provider business and are not reflective of the new business strategy adopted by the new majority owners.

BUSINESS STRATEGY AFTER THE NEOREACH MERGER

     We are a development stage company and therefore, the following business strategy contains forward-looking information and we can give no assurances that we will be able to accomplish these goals, generate sufficient revenues to be profitable, obtain adequate capital funding or continue as a going concern. Our independent auditors have issued a going-concern opinion for the year ended March 31, 2002 and March 31, 2001.

     Upon successful completion of the NeoReach/Mobilepro merger, the business strategy, direction and focus of the former NeoReach became the dominant operating focus of the new Mobilepro. The former business model and marketplace offering of Mobilepro ceased entirely. After the merger, Mobilepro has been notified by the Patent and Trademark Office that five of the six patent applications that had been filed by NeoReach related to smart antenna processing had been approved and that the review process was still underway for the one remaining patent application.

     In addition to being granted the approval on five patents related to smart antenna processing, the Company continued to make progress on design of the various technical features for the base station modem. In April of 2002, the Company began working with leading scientists at the RF Microelectronics Lab at Korea's Information and Communications University in South Korea, to test some modem and radio frequency integrated circuit development advancements. The first phase of the simulation testing focused principally on the Company's proprietary third generation radio frequency technology.

     As result of the design effort to date, we believe that a preliminary version of the base station modem will be ready for field evaluation during mid-2003 with a multi-channel modem semi-conductor integrated circuit chip to be commercially available by the mid-2004. The chip is anticipated to be designed and developed by the Company, but we expect the chip to be manufactured by a third party offshore company. Once this development milestone is reached, the Company believes that it can have the completed design for the handset modem chip commercially available by the end of 2004.

     The long-term product vision is founded on product line extensions that leverage the current technology and expertise in third generation. We intend to add new products to the development schedule if market success with the modem solutions is demonstrated and based on the market timing and future competitive landscape.

     Mobilepro believes it can be successful in the third generation wireless modem market for two key reasons: 1) capitalizing on an early-to-market advantage with advanced capabilities; and, 2) maintaining narrowly focused product and market strategy on its two core solutions. We believe that all the other vendors must rationalize third generation development, sales and marketing resources among a larger product line and among an installed base of customers utilizing other products for which upgrades are expected and required.

     We also anticipate to review opportunities arising for strategic partnerships or possible acquisitions to increase our product and service offering. Given the increased demand for wireless remote monitoring of industrial machinery, corporate computer networks, and various facilities at widely dispersed global locations in combination with the data processing of all gathered information, the Company intends to explore possible opportunities in this arena. We intend to consider licensing or teaming arrangements for the Company's technology working with other industry players in addition to potential acquisition opportunities. No funds have been allocated for these new initiatives.

     NeoReach has signed a memorandum of understanding with RF Microelectronics Laboratory of the Information and Communications University of the Republic of Korea to cooperate in research, particularly in radio frequency integrated circuit development for the third generation W-CDMA standard. This specific integrated circuit, chipset, which is expected to support the W-CDMA standard, is also a required component in the consumer handsets and base stations managed by the mobile operators to support third generation wireless services. This co-development initiative has the potential to expand the NeoReach product suite beyond the Company's modem solutions currently in development and testing. This memorandum of understanding is non-binding on either party and additional agreements are necessary before the parties may collaborate together.

     We have also announced a strategic technology alliance with Prime Circuits, Inc. of Maryland, a semiconductor development company. As part of the alliance, we believe that we will gain access to technical knowledge, personnel and low power semiconductor technology. This solution is intended to target the consumer handsets and network transmission base stations to support third generation communications. As May 8, 2003, no material terms of an agreement have yet been developed. There is no affiliation between Prime Circuits and our Company, its officers, directors and/or affiliates. The completion of an agreement is pending a joint review of mutual additional business opportunities and the current nature of the relationship is still under discussion.

MARKET/INDUSTRY PROJECTIONS

MARKET OUTLOOK FOR THIRD GENERATION SERVICES

     The current generation of digital wireless networks primarily in use today is referred to as second generation, or second generation services. Demand for faster networks supporting information-rich applications are on the horizon, pushing the industry toward the third generation of services delivering higher productivity, greater transmission speed and seamless access around the world.

     Marketplace players with different motivations are all driving the push toward third generation services. Manufacturers are motivated by the lure of new revenue streams from new third generation equipment. Wireless operators worldwide are motivated to capture first to market advantage and to relieve their frequency spectrum shortage. Regulators are motivated to gain new license revenue from operators. And finally, consumers and businesses are motivated by the ability to combine wireless mobility with content and multi-media messaging.

     Markets in which both wireless and Internet penetration is high are well positioned for third generation services. Selection of network standards and government policies regarding spectrum availability and licensing will drive adoption at different rates in different regions of the world.

     Europe and Japan centralize on a single network operator standard, W-CDMA, and wireless operators there have recently begun to roll out third generation services on a schedule that builds throughout 2002-2005. The U. S. will deploy two standards - CDMA and W-CDMA, and full rollout is projected by industry analysts to begin in late 2003, although some limited operation may start in 2002.

MARKET SIZE AND OPPORTUNITY

     We believe that the worldwide number of deployed base stations will more than double in the five-year period between 2001 and 2005. During that time, slightly more than 286,000 new base stations are expected to be placed into service each year, yielding annualized revenue of $56 billion, according to research reports published by Cahners In-Stat Group. Further, China is projected to represent the largest market and growth opportunity for new base station deployment.

     In terms of revenue potential, Cahners estimates the 2001 revenues from semiconductors for the base station applications at approximately $6.5 billion to grow to nearly $10 billion by 2005.

     On-time market availability of third generation-enabled handsets is critical to the roll-out of the services. Morgan Stanley, in published research reports, estimates that in 2002 alone, approximately 3.7 million handsets will be needed to support demand. This increases to nearly 75 million units in 2006. Going forward, handset replacement volume is expected to continually expand due to customer exposure to more choices in new phone features, prices and services.

FINANCIAL FUNDING NEEDS AND USE OF FUNDS

     We believe we need additional financing and may use a private placement offering or debt financing in addition to the Equity Line of Credit to raise such additional funds, intended to be used for the following:

     1) Investment in laboratory facilities including test and simulation equipment;

     2) Acquisition or licensing of certain intellectual property related to the development of modems and communications semiconductor and component technology;

     3) Pay-down certain debt, including, but not limited to, a convertible debenture from Cornell Capital at the current amount of $215,000 plus accrued interest. We also intend to pay-down debt owed to Mr. Daniel Lozinsky, a Director of Mobilepro and Mr. Arne Dunhem, President, Chief Executive Officer and a Director of Mobilepro. The total amount that we plan to pay to Mr. Lozinsky and Mr. Dunhem during 2003 is approximately $100,000 out of total outstanding amount of $277,617; and

     4) General working capital purposes.

PRODUCTS AND SERVICES

     We intend to develop products for the third generation markets, currently per the worldwide W-CDMA standard. Our product line is initially intended to comprise of small area base station modem and handset modem integrated circuits. These products with features considered by us are not currently available in the market. We believe that our products may be among the first to market and is expected to offer special value to the manufacturer customers and the marketplace in general. We currently have a prototype available of a modem for the medium area base station.

     The product line extensions will include radio frequency integrated circuit chip set. This integrated circuit is a highly complex and miniaturized chip of a size less than 1/4 inch by 1/4 inch that is a complete radio and transmitter system. The chip is specialized for the 1.9 GHz/2.1 GHz frequency bands used in Europe and Asia for the new third generation W-CDMA networks and may be used in both smaller area base stations and in third generation handsets. Future similar versions of the radio frequency integrated circuit chip may be developed for the similar third generation frequency bands used in the USA and Canada and may also be developed for Wireless-LAN applications, although operating in the 5 GHz frequency band. We intend to co-develop the product jointly together with the RF Microelectronics Laboratory of Information and Communications University of South Korea based on a memorandum of understanding between our organizations. This memorandum of understanding is non-binding on either party and additional agreements are necessary before the parties may collaborate together.

     In addition to the development of advanced radio frequency and modem solutions for the wireless market, we also intend, as appropriate, to leverage our expertise into delivering wireless applications and systems solutions for the global enterprise markets to include wireless local area networks and the resale of existing wireless software applications. We also intend, as appropriate, to provide specialized radio frequency design services for turnkey wireless systems and wireless telemetry systems. This may include the acquisition of technologies or operations to offer us an entry into these areas of wireless applications, systems solutions or services.

MARKETING AND COMPETITION

MARKETING

     Mobilepro intends to sell products and services through direct and indirect sales channels. We intend to have a direct sales force in North America, Europe and Asia. We intend that the sales organization will have directors in each of these areas of the world. The technical support team is expected to support the direct sales team. Target customers include manufacturers of base stations and other infrastructure equipment.

     In addition to a direct sales channel, we intend to sell products through OEM agreements with other manufacturers. OEM means Original Equipment Manufacturer. Any OEM relationships may enable our products to be embedded into the base stations. The business development team is expected to be responsible for initiating the relationships with the OEM partners and the sales team supports them on an ongoing basis.

COMPETITION

     The markets for our products are intensely competitive and subject to rapid technological advancement. We must identify and capture future market opportunities to offset the price erosion that characterizes our industry. Our method of competition is expected to be to offer products that may compete on performance, quality, reliability, price, adherence to industry standards, software and hardware compatibility, marketing and distribution capability, brand recognition and availability. We may not be able to develop new products at competitive pricing and performance levels. Even if we are able to do so, we may not complete a new product and introduce it to market in a timely manner. Our customers may substitute use of our products in their next generation equipment with those of current or future competitors.

     In each area of the modem, digital and radio frequency integrated circuit market in which we participate, we face competition from different companies. With respect to wireless modem technology and licensing of intellectual property, Qualcomm holds a dominant market position. Qualcomm is the leading provider of wireless modem technology, marketing a wide variety of products worldwide. Qualcomm products have all been designed for the CDMA standard and only recently has the company announced it will now also build to the W-CDMA standard. Other companies that we potentially would be competing with developing modems for the base stations in addition to the handsets include bigger companies such as Nokia, Ericsson, Siemens, Motorola and Samsung. Several smaller companies around the world specialize in various niche technologies addressing the wireless market to include the modems for the handsets. These include PrairieComm and InterDigital in the U.S., Yozan in Japan, Sierra Wireless in Canada and Xircom in Germany. Over the next few years, we expect additional competitors, some of which may also have greater financial and other resources, to enter the market with new products. In addition, we are aware of venture-backed companies that focus on specific portions of our range of products. These companies, individually or collectively, could represent future competition for many design wins and subsequent product sales.

RESEARCH AND DEVELOPMENT

     Our product development efforts are expected to be focused on defining the functionality of the product and developing services for it. We believe the innovation and design of our product will play an important role in our success. We intend to identify and respond to the needs of our customers by introducing new designs with an emphasis on innovations in the functionality, simplicity and ease of use of our products and services.

     We estimate that the amount of time spent during the last two years on research and development activities uniquely for our product and services was approximately $2,715 and $446,359 for the fiscal years ended March 31, 2002 and 2001, respectively. None of the cost of such activities were borne directly by customers. As of May 8, 2003, we had two individual people engaged in research and development activities.

INTELLECTUAL PROPERTY

     As of May 8, 2003, we had filed a total of six patent applications with the U.S. Patent and Trademark Office (PTO) in the area of "Smart Antenna" technology. As of May 8, 2003 we have been granted approval of five patents and one is still pending approval. The five approved patents are as follows:

     1. "Smart Antenna with Adaptive Convergence Parameter" with PTO Patent Number 6,369,757, issued April 9, 2002

     2. "A Smart Antenna With No Phase Calibration For CDMA Reverse Link" with PTO Patent Number 6,434,375, issued August 13, 2002

     3.   "PN  Code   Acquisition  With  Adaptive  Antenna  Array  and  Adaptive
          Threshold for DS-CDMA Wireless Communication" with PTO Patent Number 6,404,803, issued June 11, 2002

     4. "New Cellular Architecture for Code Division Multiple Access SMOA Antenna Array Systems" with PTO Patent Number 6,459,895, issued October 1, 2002

     5. "Direction of Arrival Angel Tracking Algorithm For Smart Antennas" with PTO Patent Number 6,483,459, issue date November 19, 2002

     "Improvement of PN Code Chip Time Tracking with Smart Antenna" a patent application filed on February 6, 2002 with Docket #3228-007-64 and serial number 10/066,762 is pending - awaiting first Office Action from Patent Office.

     In addition, we also have two other patent applications pending which are referred to as "Wireless Communication System and Method of Providing Wireless Communication Service" with specific descriptions to include "Device and Method for Changing the Orientation and Configuration of a Display of an Electronic Device" and "Electronic Device Having Multiple Service Functionality". Both of these pending patent applications relate to the business of the Company before the merger with NeoReach. We do not intend to pursue business related to these patents and we will assign the patents to Mr. Scott Smith, the inventor and former president of Mobilepro.

GOVERNMENTAL APPROVALS

     We do not believe that there is a need for any specific government approval for any of our modem solutions since these do not include any radio transmitter and do not radiate any radio frequency signals. Our radio frequency integrated circuit product will be sold to OEM customers who will integrate the product into their own products that may be required to adhere to certain Federal Communications Commission section requirements because it does in fact contain a radio transmitter. We believe that the OEM customers will obtain any required licensing as applicable in any particular country.

RECENT DEVELOPMENTS

     On February 6, 2003, we entered into an equity line of credit arrangement with Cornell Capital Partners, LP. The Equity Line of Credit provides that Cornell Capital will purchase up to $10 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. Any shares of common stock sold under the Equity Line of Credit will be priced at a 9% discount to the lowest closing bid price of the common stock during the five-day period following the Company's notification to Cornell that it is drawing down on the Equity Line. We are not permitted to draw down more than $450,000 in any 30-day calendar period. In addition, there are certain other conditions applicable to the Company's ability to draw down on the Equity Line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the Equity Line and the Company's adherence with certain covenants. At the time of each draw down, the Company is obligated to pay Cornell a fee equal to three percent of amount of each draw down. In no event will the number of shares issuable to Cornell Capital pursuant to an advance exceed 9.9% of the then-outstanding common stock of our company. As of May 8, 2003, Mobilepro has received advances under the Equity Line of Credit in the total amount of $100,000.

     On May 31, 2002, we entered into a Securities Purchase Agreement with Cornell Capital pursuant to which we issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent per year. The debentures must be repaid two years following their issuance or, at our election, converted into shares of common stock. In addition, at any time, the holders of the debentures may elect to convert their debt into common stock. The conversion price per share is equal to either an amount equal to one hundred twenty percent of the closing bid price of the our common stock as of May 31, 2002 or eighty percent of the average of the four day lowest closing bid prices of the our common stock for the five trading days immediately preceding date of conversion. As of May 8, 2003, we had repaid $35,000 to Cornell Capital under the debentures, leaving $215,000 outstanding. As of May 8, 2003, Cornell has not converted any of the debentures. The debentures also provide us with certain redemption rights which, if exercised, will require us to issue common stock warrants to the debenture holders. Shares of common stock to be issued upon any conversion of the debentures are being registered in this offering.

EMPLOYEES

     As of May 8, 2003, we employ three full-time employees and six consultants. We have no collective bargaining agreements with our employees. Mr. Tatcha Chulajata, a former employee of Mobilepro filed a formal complaint against the Company on October 29, 2002 with the State of Maryland, Department of Labor, Licensing and Regulation for a claim for unpaid wages. The employee claims a total of $49,866.67 for unpaid wages from August 2001 through October 2002. Mr. Chulajata was employed by NeoReach, Inc. on July 15, 2000 as Senior Engineer and he resigned in October 2002. Due to financial difficulties encountered by the Company in 2001 and 2002, Mr. Chulajata received a reduced salary. The Company is currently negotiating a settlement with the employee with respect to the claim.

     Mobilepro and NeoReach, Inc. were on December 31, 2002 served with three complaints in the United States District Court for the District of Maryland in three separate actions seeking relief for failure to pay wages and breach of contract. The three plaintiffs are in the three separate actions seeking relief of approximately $59,334.67, $65,383.34 and $60,750.00 respectively. The three plaintiffs are former employees named Mr. Man Hyuk Park, Mr. Sang Humn Lee and Mr. Yang Hoon Jung and all were employed as Senior or Principal Engineer since September 2001, June 2000 and August 2001, respectively. Due to financial difficulties encountered by Mobilepro in 2001 and 2002, the three individuals received reduced salaries. Mobilepro is currently negotiating settlements with the employees with respect to the claims.

     Mr. Scott R. Smith, a former executive of NeoReach, Inc. filed a formal complaint against the company on January 10, 2003 with the State of Illinois, Department of Labor for a claim for unpaid wages. The former executive claims a total of $97,335 for unpaid wages from February 2002 through August 2002. Mr. Smith was employed by NeoReach, Inc. on February 19, 2002 as Executive Vice
President and his employment agreement expired on August 18, 2002. Due to financial difficulties encountered by Mobilepro in 2002, Mr. Smith's salary was deferred as part of an agreement between Mr. Smith and Mobilepro. A settlement agreement was mutually signed and executed on August 30, 2002. Mobilepro intends to vigorously defend its position and intends to adhere to the settlement agreement. The complaint was subsequently dismissed by the State of Illinois, Department of Labor in April 2003.

                                   MANAGEMENT

     Our present directors and executive officers are as follows:

                                                                         Term
 Name                Age    Position                                     Expires
------------------   -----  -------------------------------------------  -------
                            President, Chief Executive Officer and
Arne Dunhem          52       Chairman                                     2003
Daniel Lozinsky      41     Senior Vice-President and Director             2003

Parag Sheth          35     Senior Vice-President of NeoReach, Inc.        2003

The following is a brief description of the background of our directors and executive officers.

BACKGROUND INFORMATION

     ARNE DUNHEM. Mr. Arne Dunhem was appointed a Director and Treasurer of Mobilepro in February 2002 and was appointed the Chairman, President and CEO of Mobilepro on May 10, 2002. Mr. Dunhem has over twenty-eight years general management and engineering experience with large complex multinational corporations, large international organizations as well as early stage technology companies. He has been instrumental in arranging more than $300 million in investor and vendor financing commitments and is knowledgeable in business, management, information systems, network operations and engineering. Between July 2001 and January 2002, Mr. Dunhem was working as a strategic business consultant and was in January 2002 hired by NeoReach, Inc. as its President & CEO. From November 1998, to June 2001, Mr. Dunhem was the Chairman and CEO of Erbia, Inc. a long-distance communications company. Mr. Dunhem directed this company from its start-up phase through the sale of the operation to another company. From January 1998 to October 1998, Mr. Dunhem was a strategic business consultant. From 1993 until September 1997, Mr. Dunhem was the Chairman of Tele8 Kontakt AB, a Swedish nationwide start-up wireless operator. Also from 1993 to December 1997, Mr. Dunhem was the Chairman of Nordiska Tele8 AB of Sweden, a long-distance and local telephone service company. Mr. Dunhem directed this company from its start-up phase through full operation and eventually the sale of the companies. From September 1989 to April 1990, Mr. Dunhem was the Executive Vice President, Engineering & Operations of Comvik Skyport AB, a Swedish telecommunications company providing satellite and data communications services. During the period September 1978 through June 1989, Mr. Dunhem was with INTELSAT, Washington, D.C., an international satellite communications organization, where he served in capacities from staff engineer to program manager and had responsibilities for building-up some of the world's largest command, control and monitoring networks. Mr. Dunhem has also been with the Saab-Scania corporation and the Swedish Telecom. Mr. Dunhem earned his M.Sc. in 1974 in space telecommunications from Chalmers University of Technology, Sweden.

     DANIEL LOZINSKY. Mr. Daniel Lozinsky, Senior Vice-President and Director of Mobilepro, was appointed a Director of Mobilepro in February 2002. Daniel Lozinsky has 17 years of management and software development experience with small and large multinational corporations. Mr. Lozinsky was between October 2001 and February 2002 working as a strategic financial and management advisor. Mr. Lozinsky was between March 2001 and October 2001 President and CEO of VCmed Inc. a scientific medical start-up company that was attempting to bring to the market Cancer Research technology developed at MIT and Harvard, which allowed for early detection not otherwise available. Mr. Lozinsky was between February 1999 and February 2001 working as a business advisor to include public relations firms for international business. Prior to that Mr. Lozinsky was between April 1995 and January 1999 senior software engineer of AOL, Host Systems internet department, that allowed to meet AOL's growing Internet demands during the highest AOL's growth period between 1996 and 1999, when the company grew from 4 million to 21 million users. He was working for AOL's MIS (BISY) department between April 1995 and June 1996. Prior to that Mr. Lozinsky was employed as a senior software engineer at Eastman Kodak Corporation in Rochester NY between September 1989 and April 1995. He was an internal software consultant to multiple Kodak's lines of business. Mr. Lozinsky worked on Kodak PhotoCD system that is widely available now and allows scanning film into digital format and printing to paper or CD. He specifically worked for CD writer devices and testing firmware software components that he developed for the system. During those years he worked for Kodak's Mass Memory Division that manufactured and sold optical drives and jukeboxes to commercial companies and government offices. Working as a designer and developer of software and, occasionally as a support engineer, he participated in winning for Kodak and delivering large government contracts to include ADMAPS to US NAVY Printing and Publishing. During that project Mr. Lozinsky worked both in Rochester and at the Navy Technology Pilot Lab at Port Hueneme, Ca. Prior to that, between August 1987 and September 1988, Mr. Lozinsky worked as a programmer analyst for PaineWebber Strategic Technology Department, on the PaineWebber Backup System to the Maine

Network at the Weehaken Center in NJ. Prior to that, during August 1985 and May 1987, Mr. Lozinsky worked as a programmer and systems analyst for Merrill Lynch, Real Time Pricing Group that delivers NYSE financial data to different departments of Merrill Lynch. Mr. Lozinsky holds MS/CS from Stevens Institute of Technology in Hoboken NJ, January 1989. He also holds BS/CS from Polytechnic Institute of NY, January 1984.

     KYUNG  (KEN) MIN.  Kyung  (Ken) Min,  Consultant,  Founder  and former Vice
President, New Technologies of NeoReach, Inc. is a seasoned professional with twenty years of experience in the cellular and digital communications industries. Mr. Min has specialized in the areas of business development, marketing, systems integration and engineering. Mr. Min has had extensive experience in designing and marketing emerging technologies including GSM, CDMA, PCS, W-CDMA, small area base stations, and satellite communications. During his eleven years with Motorola from May 1981 to June 1992, Mr. Min served as Senior Product Manager of the Cellular Business Marketing and Sales unit developing wireless devices, including base stations, and forming strategic alliances to ensure on-time and on-budget product market entry. Mr. Min spent more than three years between July 1992 and December 1995 as the General Manager for Telecommunications R&D at Samsung Electronics, heading the development of IS-95 CDMA. From January 1996 to June 1998, Mr. Min directed the PCS unit at Hyundai Electronics where he managed two-hundred engineers and technical marketing staff. Mr. Min represented Samsung and Hyundai in the CDMA Development Group steering committee from 1994-1998. Mr. Min served between October 1998 and February 2000 with Hughes Network Systems as the Technical Director for mobile satellite projects with responsibilities for project management and system integration. As the founder in February 2000 of NeoReach, Mr. Min now serves in a capacity where he can most effectively capitalize on his experience in engineering and business development. Mr. Min earned his Master of Engineering at the Institution of Illinois Technology and holds a bachelor's degree in Computer Science from the University of Illinois.

     PARAG SHETH. Parag Sheth, Senior Vice President, Marketing and Business Development, joins the Company with a background of more than fourteen years as a leading person in the marketing and business development field. After his experience between July 1996 and March 1998 as the Director of Sales at Data Labs (later acquired by Lucent Technologies), Mr. Sheth served between March 1998 and June 2000 as the VP of Marketing at Siemens Information and Communications Networks where he coordinated a global marketing campaign for their broadband products, introducing a solutions sales approach, refocusing technical sales and customer support, and increasing sales by an impressive 400% in six months. In the same position between July 2000 and December 2000 with Woodwind Communications, a Voice over Broadband (VoB) product manufacturer, Mr. Sheth contributed to the firm's acquisition by VINA technologies by creating a unique product brand in a saturated market while positioning the company with partners. He also devised and implemented a successful public relations campaign to generate widespread media coverage and secure analyst validation. While between January 2001 and June 2002 working at Vibrant Solutions in Corporate Communications and Product Marketing, Mr. Sheth led the marketing teams in achieving measurable returns for the company that included four awards nominations and the "Hot Start-up 2002 Award" from Telecommunications Magazine. NeoReach welcomes Mr. Sheth's expertise in spearheading the creation and implementation of company strategy and vision, product launch, and the development of internal and external communications programs. Mr. Sheth has a BSEE from the State University of New York, Buffalo and an AAS degree from Rockland Community College.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended March 31, 2002, 2001 and 2000, paid to our most highly compensated executive officers.

                                                   SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                        -----------------------------------     -------------------------------------------------
                                                                                 AWARDS
                                                                                ----------
                                                                                RESTRICTED        SECURITIES
                                                                                  STOCK            UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR        SALARY          BONUS        AWARD(S)          OPTIONS       COMPENSATION(1)
--------------------------------------   -----    -------------    ---------   -------------      -------------   ----------------
Daniel Lozinsky                           2002             $0           --            --                 --           $140,250
Former Chief Executive Officer and        2001             $0           --            --                 --                 --
Chairman                                  2000             $0           --            --                 --                 --

Arne Dunhem                               2002             $0           --            --                 --           $195,250
Chief Executive Officer and               2001             $0           --            --                 --                 --
Chairman                                  2000             $0           --            --                 --                 --

Scott R. Smith                            2002        $53,652           --            --                 --            $80,000
Former Chief Executive Officer and        2001    $218,750(2)           --            --                 --                 --
Former Director                           2000             $0           --            --                 --                 --

Kyung (Ken) Min                           2002             $0           --            --                 --                 --
Former Sr. Vice President of
  NeoReach, Inc.                          2001             $0           --            --                 --                 --
                                          2000             $0           --            --                 --                 --

Parag Sheth                               2002             $0           --            --                 --                 --
Sr. Vice President of NeoReach, Inc.      2001             $0           --            --                 --                 --
                                          2000             $0           --            --                 --                 --

----------------------------
(1) All of the amounts in this column were paid in the form of stock. The amounts listed represent the fair market value of the stock on the date of grant.

(2) The compensation for the period ended March 31, 2001 was earned while Mr. Smith was an employee of Mobilepro Corp, a private company, prior to its reverse merger dated June 6, 2001. This amount was accrued and Mr. Smith took no cash payments for salary while at Mobilepro Corp, a private company. In February 2002 in connection with the Stock Purchase Agreement among Mr. Daniel Lozinsky and Dungavel, Inc., and in connection with the Stock Purchase Agreement among Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith, Mr. Smith forgave the payment of this accrued amount. Part of the compensation Mr. Smith received for his forgiveness of the accrued salary was 25,000 shares of Mobilepro's common stock, valued on the date of issuance at $26,250. This amount is included in the All Other Compensation column of this table. As of March 31, 2002, Mobilepro does not owe Mr. Smith any accrued salary amount.

     The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended March 31, 2002 by our executive officers.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                      NUMBER OF                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                       SHARES                           OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                     ACQUIRED ON       VALUE         MARCH 31, 2002(1)               MARCH 31, 2002(1)
NAME                                  EXERCISE        REALIZED   EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
--------------------------------   -----------------  --------   --------------------------    -------------------------------
None                                                             Exercisable           --      Exercisable                  --

                                                                 Unexercisable         --      Unexercisable                --

-------------------------

(1) The value of unexercised in-the-money options at fiscal year end is calculated using the last sale price of $1.05 per share as of March 31, 2002, the last trading day of fiscal year 2001 as reported on the Over-the-Counter Bulletin Board.

COMPENSATION OF DIRECTORS

     We have no standard arrangement pursuant to which our Directors are compensated for services provided as a Director.

EMPLOYMENT AGREEMENTS

     There are no existing employment agreements between Mobilepro and any employees. However, there are employment agreements between the subsidiary NeoReach, Inc. and Arne Dunhem, Kyung (Ken) Min and Parag Sheth. The employment agreement between the subsidiary NeoReach, Inc. and Scott R. Smith terminated on August 18, 2002. All the obligations of the employment agreement between Arne Dunhem and Neoreach was on April 4, 2003 assumed by Mobilepro.

     Mr. Howard Geisler was employed by Mobilepro as the Secretary and Director of the Company between June 6, 2001 and September 30, 2001 when he resigned from the Board of Directors and as the Company Secretary to pursue other business interests. We believe that at the time there were no disagreements between Mr. Geisler and the Company. The resignation was disclosed in the 10-QSB for the quarterly period ended September 30, 2001. By omission by a previous management team, a Form 8-K was not filed providing the disclosure of the resignation.

     Effective January 4, 2002, NeoReach, Inc. entered into an Employment Agreement with Arne Dunhem. Pursuant to the Employment Agreement, Mr. Dunhem serves as President and Chief Executive Officer of NeoReach. Per Mobilepro Board Resolution on May 10, 2002, Mr. Dunhem was appointed Chairman, Chief Executive Officer and President of Mobilepro. The initial term of the Employment Agreement was from January 4, 2002 until April 4, 2003 and was renewed for a one year term. Thereafter the Employment Agreement will automatically renew for successive one year terms unless NeoReach or Mr. Dunhem provide the other party with written notice 30 days prior to the expiration of the applicable term. Mr. Dunhem's Employment Agreement provides for base cash compensation of $180,000 per year. In addition, NeoReach and Mr. Dunhem (through the Board of Directors) will mutually agree upon performance milestones and an associated bonus structure that will, upon satisfaction of such performance milestones, enable Mr. Dunhem to earn a minimum additional amount per year of $20,000. In addition, NeoReach granted Mr. Dunhem an option to acquire such number of shares of NeoReach's common stock, par value $0.01 per share, as is equal to 10% of NeoReach's outstanding shares of common stock on the effective date of Mr. Dunhem's Employment Agreement (after giving effect to the issuance by NeoReach of shares of common stock pursuant to that certain Term Sheet dated January 2, 2002 by and between NeoReach and Daniel Lozinsky). Seventy percent of the shares of common stock granted to Mr. Dunhem pursuant to the Employment Agreement vested immediately on the date of grant, 15% of the shares of common stock granted Mr. Dunhem vested on April 5, 2002 and the remaining shares of common stock granted to Mr. Dunhem vested on January 5, 2003. The option was granted pursuant to the terms and conditions of the NeoReach's 2000 Stock Incentive Plan and the form of option grant agreement used in connection therewith. The exercise price of the option is equal to the fair market value of the NeoReach's common stock on the date of grant. As a result of the merger between NeoReach and Mobilepro these options upon exercising will be issued as Mobilepro shares of common stock at the same quantity and exercise price instead of NeoReach shares. All the obligations of the Employment Agreement between Mr. Dunhem and Neoreach was on April 4, 2003 assumed by Mobilepro.

     Effective January 4, 2002, NeoReach entered into an Employment Agreement with Kyung Min. Pursuant to the Employment Agreement, Mr. Min served as Senior Vice President, New Technologies of NeoReach. The initial term of the Employment Agreement was for a one year term. Mr. Min's Employment Agreement provided for base cash compensation of $150,000 per year. NeoReach agreed to grant Mr. Min an option to purchase a number of shares of NeoReach's common stock to be determined by the Board of Directors at a later date. Mr. Min's Employment Agreement provides that the option will be granted pursuant to the terms and conditions of the NeoReach 2000 Stock Incentive Plan and the form of option grant agreement used in connection therewith. As of November 20, 2002, the Board of Directors had not yet granted Mr. Min any options. Any options upon granting will be granted as Mobilepro shares of common stock under the appropriate Mobilepro plan. The Employment Agreement with Mr. Min was not extended past January 3, 2003 and Mr. Min has acted as a consultant for the company on an as needed basis since then.

     Effective July 1, 2002, NeoReach entered into an Employment Agreement with Parag Sheth. Pursuant to the Employment Agreement, Mr. Sheth serves as Senior Vice President of Marketing and Business Development. The Employment Agreement does not specify the term. Mr. Sheth is an at-will employee of NeoReach. Mr. Sheth's Employment Agreement provides for base cash compensation of $180,000 per year. Mr. Sheth is eligible for a discretionary cash bonus in an amount equal to 50% of Mr. Sheth's then-current salary, provided that NeoReach meets or exceeds certain milestones established in NeoReach's management bonus plan prepared each year and Mr. Sheth must be an employee of NeoReach through the end of applicable bonus year.

     Effective November 13, 2002 Mr. Ken Min resigned from the Board of Directors of NeoReach and as an officer of NeoReach. His position has currently not been filled.

2001 EQUITY PERFORMANCE PLAN

     On November 1, 2001, the Board of Directors approved the Mobilepro Corp. 2001 Equity Performance Plan under which employees, officers, directors and consultants are eligible to receive grants of stock options. Mobilepro has reserved a total of 1,000,000 shares of common stock under the 2001 Equity Performance Plan. It is presently administered by Mobilepro's Board of
Directors. Subject to the provisions of the 2001 Equity Performance Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto.

INDEMNIFICATION

     As permitted by the provisions of the General Corporation Law of the State of Delaware, Mobilepro has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Mobilepro. Any such person may be indemnified against expenses, including attorneys' fees, judgments, fines and settlements to the extent they have been on the merits or otherwise in defense of any action, suit or proceeding. Further, Mobilepro does not maintain liability insurance on behalf of its officers, directors, employees and agents. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF PROPERTY

     Our offices are located at 30 West Gude Drive, Suite 480, Rockville, Maryland 20850. The offices consist of approximately 3,500 square feet of office space, that can expanded to approximately 7,000 square feet alternatively to as much as approximately 13,000 square feet under a sub-lease from Amisys, LLC with a monthly rental rate of $4,500. The lease agreement was entered into as of November 8, 2002, with a lease term beginning on February 1, 2003. We believe that this new facility should be adequate to meet our needs in the near future. In the event our business expands, we believe we will have an ability to expand within the same facility.

                             LITIGATION PROCEEDINGS

     Mr. Tatcha Chulajata, a former employee of NeoReach, Inc. filed a formal complaint against the company on October 29, 2002 with the State of Maryland, Department of Labor, Licensing and Regulation for a claim for unpaid wages. The employee claims a total of $49,866.67 for unpaid wages from August 2001 through October 2002. Mr. Chulajata was employed by NeoReach, Inc. on July 15, 2000 as Senior Engineer and he resigned in October 2002. Due to financial difficulties encountered by the Company in 2001 and 2002, Mr. Chulajata received a reduced salary. The Company is negotiating a settlement with the employee with respect to the claim.

     Mobilepro and Neoreach, Inc. were on December 31, 2002 served with three complaints in the United States District Court for the District of Maryland in three separate actions seeking relief for failure to pay wages and breach of contract. The three plaintiffs are in the three separate actions seeking relief of approximately $59,334.67, $65,383.34 and $60,750.00 respectively. The three plaintiffs are former employees of NeoReach, Inc., Mr. Man Hyuk Park, Mr. Sang Humn Lee and Mr. Yang Hoon Jung, were employed as Senior or Principal Engineers since September 2001, June 2000 and August 2001, respectively. Due to financial difficulties encountered by Mobilepro in 2001 and 2002, the three individuals received reduced salaries. Mobilepro is currently negotiating settlements with the employees with respect to the claims.

     Mr. Scott R. Smith, a former executive of NeoReach, Inc. filed a formal complaint against the company on January 10, 2003 with the State of Illinois, Department of Labor for a claim for unpaid wages. The former executive claims a total of $97,335 for unpaid wages from February 2002 through August 2002. Mr. Smith was employed by NeoReach, Inc. on February 19, 2002 as Executive Vice
President and his employment agreement expired on August 18, 2002. Due to financial difficulties encountered by Mobilepro in 2002, Mr. Smith's salary was deferred as part of an agreement between Mr. Smith and Mobilepro. A settlement agreement was mutually signed and executed on August 30, 2002. Mobilepro intends to vigorously defend its position and intends to adhere to the settlement agreement. The complaint was subsequently dismissed in April 2003 by the State of Illinois, Department of Labor.

                             PRINCIPAL SHAREHOLDERS

BENEFICIAL OWNERS

     COMMON STOCK. As of May 8, 2003, other than (i) the persons identified in the following table and (ii) the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

                                                            SHARES
                                                            BENEFICIALLY        PERCENT
NAME AND ADDRESS                      TITLE OF CLASS        OWNED               OF CLASS(1)
---------------------------------     ------------------    ------------------  -----------
Cornell Capital Partners, LP          Common Stock          4,414,358(2)        9.9%
101 Hudson Street, Suite 3606
Jersey City, New Jersey  07302


-----------------------

(1) Applicable percentage of common stock is based on 40,175,122 shares outstanding, plus any securities convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person only as of May 8, 2003.

(2) Includes shares of common stock that may be acquired within 60 days of May 8, 2003 pursuant to the conversion of convertible debentures, subject to limitations contained within the convertible debentures.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table above and by all directors and executive officers as a group as of May 8, 2003. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of May 8, 2003, we had 40,175,122 shares of common stock outstanding.

                                                                  SHARES
                                                                BENEFICIALLY           PERCENT
NAME AND ADDRESS                         TITLE OF CLASS           OWNED               OF CLASS(1)
-----------------------------------      ----------------- -------------------       --------------
Daniel Lozinsky                          Common                    6,928,694              17.25%
30 West Gude Drive, Suite 480
Rockville, MD  20850

Arne Dunhem                              Common                 2,811,763(2)              6.999%
30 West Gude Drive, Suite 480
Rockville, MD  20850

Ken Min                                  Common                    2,833,156               7.05%
30 West Gude Drive, Suite 480
Rockville, MD  20850

Parag Sheth                              Common                      250,000                   *
30 West Gude Drive, Suite 480
Rockville, MD  20850

Officers and Directors as a Group        Common                12,823,613(3)              31.92%
(4 Persons)
30 West Gude Drive, Suite 480
Rockville, MD  20850

-----------------------

*    Less than 1%.

(1) Applicable percentage of ownership is based on 40,175,122 shares of common stock outstanding as of May 8, 2003, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 8, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes options to purchase 210,519 shares of common stock at an exercise price of $0.057 per share.

(3) Includes options to purchase 210,519 shares of common stock owned by Mr. Dunhem.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the period ended March 31, 2000, Mr. Peter Yollin, the Chairman, CEO and a shareholder of our company, received advances of $13,000. These secured advances were eliminated as part of winding up the website business.

     Mr. Howard Geisler, the former secretary and director of our company during the period January 2001 through May 2001, provided our office space on a gratis basis.

     We sold our investment of 450,706 shares of Popmail.com to meet our financial obligations in the quarter ended September 30, 2000. The shares were "Restricted" under Rule 144. The stock was sold to Stephen C. Wolfe, an investor and creditor of our company at the time of the sale, for $74,650. The loss of $425,350 was charged to the Income Statement during the period ended September 30, 2000. $225,353 of the loss was due to market value decline during the holding period. The market value of the stock at the date of sale was $366,156.

     In connection with the merger effective June 1, 2001, between Mobilepro and CraftClick, a significant shareholder, Dungavel, Inc. was issued 250,000 shares of our common stock. Also in connection with the merger, ZDG Investments Ltd., a Toronto investment company, was issued 1,475,000 shares of our common stock. The stock was given for services rendered with regard to the merger. We believe that Rob Landau is the control person of Dungavel, Inc. Mr. Landau is also the president of ZDG Investments Ltd. The fair market value of the shares given to Dungavel and ZDG were expensed in the amounts of $40,000 and $236,000, respectively.

     Also in connection with the merger effective June 1, 2001, between Mobilepro and CraftClick, a significant shareholder, Dungavel, Inc. converted a $50,000 note payable plus accrued interest into 3,000,000 shares of common stock of our company. The note payable was originally issued by Mobilepro prior to the merger into the public entity. The fair market value of the issued stock was $480,000. The difference between the face value of the note and its accrued interest was expensed in the period.

     On May 31, 2002, Mobilepro issued to Cornell Capital a convertible debenture in the original principal amount of $250,000. The convertible debenture is convertible into shares of our common stock as a price equal to either 120% of the closing bid price of our common stock as of May 31, 2002, or 80% of the average of the four lowest closing bid prices of our common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 4% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Mobilepro's option, the convertible debenture may be paid in cash or converted into shares of our common stock on the fifth anniversary unless converted earlier by the holder. As of May 8, 2003, we had repaid $35,000 to Cornell Capital under the debentures, leaving $215,000 outstanding. As of May 8, 2003, Cornell has not converted any of the debentures. Interest has accrued in the amount of approximately $1,433.

     In July 2002, we issued a total of 160,000 shares of our common stock for the forgiveness of $39,000 of advances from Mr. Daniel Lozinsky, a Director Mobilepro.

     Two directors and officers of Mobilepro, as reflected in the June 30, 2002 financial statements, advanced the total amount of $277,617 to Mobilepro. Daniel Lozinsky, a Director of Mobilepro, advanced to Mobilepro during the period February 9, 2002 through June 20, 2002 a total of $155,617 as follows: $23,262 on February 9, 2002; $25,000 on February 19, 2002; $76,355 on April 25, 2002;
$15,000 on May 16, 2002;  $4,000 on June 3, 2002;  and $12,000 on June 20, 2002,
with a repayment by Mobilepro on or before March 1, 2003 at an ordinary market rate, not to exceed 5.00%. Arne Dunhem, the President and Chief Executive Officer of Mobilepro, advanced to the Company during the period April 19, 2002 through May 6, 2002 a total of $122,000 as follows: $46,000 on April 19, 2002; $40,000 on April 25, 2002; and $36,000 on May 6, 2002, with a repayment by the Company on or before March 1, 2003 at an ordinary market rate, not to exceed 5.00%. As of May 2, 2003, the principal balance of these loans remains at $277,617 plus an interest of approximately $14,000. As of May 2, 2003, the Company has made no repayments on these loans.

     On February 6, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. As of May 8, 2003, we have received advances under the Equity Line of Credit in the total amount of $100,000. Accordingly, we currently have $9.9 million available under the Equity Line of Credit.

     On March 2, 2003, Mobilepro issued a promissory note to Cornell Capital in the amount of $200,000. The note has a 90-day term. As of May 8, 2003, we have repaid $100,000 of the promissory note to Cornell Capital.

     We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from an unaffiliated third party. Furthermore, any future transactions or loans between us and our officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors.


                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MOBL."

     The following table sets forth the range of high and low bid quotations from the Over-the-Counter Bulletin Board and the "Pink Sheets" for each calendar quarter for our common stock for 1999, 2000, 2001 and 2002. The high and low share prices do reflect the effects of the 1-for-100 share reverse stock split, which occurred on May 8, 2001, and the 1-for-200 share reverse stock split, which occurred on November 6, 2001.

                                                 BID PRICE PER SHARE
                                             ----------------------------
                                              HIGH                 LOW
                                             -------             --------
1999
July 23, 1999 - September 1999               $3.500              $0.500
October 1999 - December 1999                 $3.000              $1.437

2000
January 2000 - March 2000                    $2.656              $1.500
April 2000 - June 2000                       $3.500              $0.875
July 2000 - September 2000                   $1.812              $0.375
October 2000 - December 2000                 $0.406              $0.055

2001
January 2001 - March 2001                    $0.150              $0.012
April 2001 - June 2001(1)                    $1.600              $0.006
July 2001 - September 2001                   $3.500              $0.060
October 2001 - December 2001(2)              $4.000              $0.032

2002
January 2002 - March, 2002                   $4.000              $0.550
April 2002 - June 2002                       $1.750              $0.250
July 2002 - September 2002                   $0.450              $0.140
October 2002 - December 2002                 $0.180              $0.070

2003
January 2003 - March 2003                    $0.110              $0.008

---------------

(1)  Prices after May 9, 2001 reflect a 1 for 100 reverse stock split.

(2)  Prices after November 19, 2001 reflect a 1 for 200 reverse stock split.

     The above prices were obtained from the Over-the-Counter Bulletin and the "Pink Sheets." The quotations represent inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

     As of May 8, 2003, we believe there were approximately 574 holders of record of our common stock.

     We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     On March 12, 2003, Mobilepro amended its Certificate of Incorporation and now is authorized to issue up to 600,000,000 shares of common stock, with a par value of $0.001 per share, of which 40,175,122 shares are issued and outstanding as of May 8, 2003.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

     Mobilepro does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of Mobilepro, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of Mobilepro (see preferred stock below). Holders of common stock have no preemptive rights to purchase Mobilepro's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

     Mobilepro's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, with a par value of $0.001 per share, of which 35,425 shares are issued and outstanding as of May 8, 2003. Each share of Series A Preferred Stock is convertible, without additional consideration, into one two-hundredth of a share of common stock. The holders of the Series A Preferred Stock and the holders of our common stock vote together as a single class on all matters presented for the vote of our stockholders. Each holder of Series A Preferred Stock may cast a number of votes equal to the number of shares of common stock issuable upon conversion of his Series A Preferred Stock. The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of Mobilepro shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. Holders of preferred stock have no cumulative voting rights.

OPTIONS

     As of May 8, 2003, we had 2,403,480 outstanding options with exercise prices ranging from $0.057 to $1.00.

DEBENTURES

     In addition, on May 31, 2002, Mobilepro issued a convertible debenture in the original principal amount of $250,000. The convertible debenture is convertible into shares of our common stock as a price equal to either 120% of the closing bid price of our common stock as of May 31, 2002, or 80% of the average of the four lowest closing bid prices of our common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 4% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Mobilepro's option, the convertible debenture may be paid in cash or converted into shares of our common stock on the fifth anniversary unless converted earlier by the holder. As of May 8, 2003, we had repaid $35,000 to Cornell Capital under the debentures, leaving $215,000 outstanding. As of May 8, 2003, Cornell has not converted any of the debentures.

     TRANSFER AGENT AND REGISTRAR.  Interwest  Transfer  Company is the transfer
agent  and  registrar   for  our  common   stock.   Its  address  is  1981  East
Murray-Holladay Road, P. O. Box 17136, Salt Lake City, Utah 84121.

                                     EXPERTS

     The financial statements as of March 31, 2002 and 2001 and for each of the two years in the period ended March 31, 2002 included in this Prospectus have been included in reliance on the report (which contains an explanatory paragraph relating to Mobilepro's ability to continue as a going concern as described in
Note 4 to the 2002 financial statements and Note 2 to the 2001 financial statements) of Bagell, Josephs & Company, L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.

                              AVAILABLE INFORMATION

     For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

     Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                                 MOBILEPRO CORP.
                              FINANCIAL STATEMENTS
                                      INDEX


Condensed Consolidated Balance Sheets as of December 31, 2002                F-3
  (unaudited) and March 31, 2002 (audited)

Condensed Consolidated Statements of Operations for the Nine Months          F-5
  and Three Months Ended December 31, 2002 and 2001 (unaudited) - with Cumulative Totals Since Inception

Condensed Consolidated Statements of Cash Flows for the Nine Months          F-6
  Ended December 31, 2002 and 2001 (unaudited) - with Cumulative
  Totals Since Inception

Notes to Unaudited Condensed Consolidated Financial Statements               F-8

Report of Independent Certified Public Accountants                          F-24

Balance Sheet as of March 31, 2002                                          F-25

Statements of Operations for the Year Ended March 31, 2002 and              F-27
  for the Period July 14, 2000 (Inception) through March 31, 2001 - with Cumulative Totals Since
  Inception

Statements of Cash Flows for the Year Ended March 31, 2002 and              F-28
  the Period July 14, 2000 (Inception) through March 31, 2001 - with Cumulative Totals Since Inception

Statements of Changes in Stockholders' Deficit for the Years                F-30
  Ended March 31, 2002 and 2001 including the former company
  CraftClick.com and the reverse acquisition that occurred as of June 1, 2001

Notes to Financial Statements                                               F-32

                         MOBILEPRO CORP. AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

                         MOBILEPRO CORP. AND SUBSIDIARY
                         (FORMERLY CRAFTCLICK.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                            DECEMBER 31,     MARCH 31,
                                               2002            2002
                                            (UNAUDITED)      (AUDITED)
                                            ------------     ---------

CURRENT ASSETS
  Cash and cash equivalents                 $    1,453       $     154
  Prepaid expenses                              62,000               -
                                            ----------       ---------

    TOTAL CURRENT ASSETS                        63,453             154

  Fixed assets, net of depreciation             42,821               -
                                            ----------       ---------

TOTAL ASSETS                                $  106,274       $     154
                                            ==========       =========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements

                         MOBILEPRO CORP. AND SUBSIDIARY
                         (FORMERLY CRAFTCLICK.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)


                     LIABILITIES AND STOCKHOLDERS' DEFICIT


                                                  DECEMBER 31,      MARCH 31,
                                                     2002             2002
                                                  (UNAUDITED        (AUDITED)
                                                  ------------    --------------

LIABILITIES
Current Liabilities:
  Due to officer                                  $    331,111    $      44,262
  Short-term debt                                      191,000           75,000
  Accounts payable and accrued expenses              1,152,790          187,663
                                                  -------------   --------------

    TOTAL CURRENT LIABILITIES                        1,674,901          306,925
                                                  -------------   --------------
LONG-TERM DEBT                                         350,000                -
                                                  -------------   --------------

TOTAL LIABILITIES                                    2,024,901          306,925
                                                  -------------   --------------

STOCKHOLDERS' DEFICIT
  Preferred stock, $.001 par value authorized
   5,000,000 shares, and 35,425 shares
   issued and outstanding at December 31, 2002
   and March 31, 2002, respectively                         35               35
  Common stock, $.001 par value, authorized
   50,000,000 shares at December 31, 2002 and
   March 31, 2002, and 19,516,788 and 4,175,492
   shares issued and outstanding, respectively          19,517            4,176
  Additional paid-in capital                         4,189,605        3,596,613
  Deficit accumulated during development stage      (6,127,784)      (3,907,595)
                                                  -------------   --------------

    TOTAL STOCKHOLDERS' DEFICIT                     (1,918,627)        (306,771)
                                                  -------------   --------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT       $    106,274    $         154
                                                  =============   ==============


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements

                         MOBILEPRO CORP. AND SUBSIDIARY
                         (FORMERLY CRAFTCLICK.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE NINE AND THREE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                         NINE MONTHS ENDED             THREE MONTHS ENDED          CUMULATIVE
                                                  DECEMBER 31,    DECEMBER 31,  DECEMBER 31,      DECEMBER 31,    TOTALS SINCE
                                                     2002             2001           2002             2001          INCEPTION
                                                     ----             ----           ----             ----          ---------
OPERATING REVENUES
  Revenue                                        $            -   $    299,994  $            -   $            -  $            -

COST OF SALES                                                 -              -               -                -               -
                                                 ---------------  ------------- ---------------  --------------- ---------------

GROSS PROFIT                                                  -        299,994               -                -               -
                                                 ---------------  ------------- ---------------  --------------- ---------------

OPERATING EXPENSES
  Professional fees and compesantion expenses         2,027,719      1,245,170         157,547          560,056       2,027,719
  Advertising and marketing expenses                      2,430          3,173               -            1,827           2,430
  Research and development costs                          4,996        188,518               -           83,781           4,996
  General and administrative expenses                    39,656         69,940           2,977           22,299       4,195,968
  Office rent and expenses                               71,260        109,799           7,245           11,524          71,260
  Travel and meals expenses                              12,472         63,642               -           13,577          12,472
  Depreciation and amortization                          12,990         11,439           4,680            5,439          12,690
                                                 ---------------  ------------- ---------------  --------------- ---------------
    TOTAL OPERATING EXPENSES                          2,170,533      1,691,582         171,769          690,503       6,326,845
                                                 ---------------  ------------- ---------------  --------------- ---------------

NET LOSS BEFORE OTHER INCOME (EXPENSE)               (2,170,533)    (1,391,588)       (171,769)        (698,503)     (6,326,845)
                                                 ---------------  ------------- ---------------  --------------- ---------------
OTHER INCOME (EXPENSE)
  Forgiveness of debt                                         -              -               -                -         276,738
  Interest expense                                            -              -               -                -            (469)
  Other expense                                         (49,656)             -          (1,222)               -         (77,264)
  Interest income                                             -          4,001               -            2,667              56
                                                 ---------------  ------------- ---------------  --------------- ---------------
    TOTAL OTHER INCOME (EXPENSE)                        (49,656)         4,001          (1,222)           2,667         199,061
                                                 ---------------  ------------- ---------------  --------------- ---------------

NET LOSS BEFORE PROVISION FOR INCOME
  TAXES                                              (2,220,189)    (l,387,507)       (172,991)        (695,836)     (6,127,784)
  PROVISION FOR INCOME TAXES                                  -              -               -                -               -
                                                 ---------------  ------------- ---------------  --------------- ---------------

NET LOSS APPLICABLE TO COMMON SHARES             $   (2,220,189)  $ (1,387,587) $     (172,991)  $     (695,836) $   (6,127,784)
                                                 ===============  ============= ===============  =============== ===============

NET LOSS PER BASIC AND DILUTED SHARES            $     (0.13007)  $   (0.28744) $     (0.99886)  $    (0.14414)
                                                 ===============  ============= ===============  ===============

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                 17,068,691      4,827,421      19,516,788        4,827,421
                                                 ===============  ============= ===============  ===============


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements

                          MOBILPRO CORP. AND SUBSIDIARY
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
              FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                    (WITH CUMMULATIVE TOTALS SINCE INCEPTION)

                                                                     CUMULATIVE
                                                                    TOTALS SINCE
                                              2002        2001       INCEPTION
                                          ------------  ----------  ------------
CASH FLOW FROM OPERATING ACTIVITIES
 Net loss                                 $(2,220,189)  $(866,448)  $(6,127,784)
                                          ------------  ----------  ------------
 ADJUSTMENTS TO RECONCILE NET LOSS
 TO NET CASH USED IN OPERATING
 ACTHITIES:
  Forgiveness of debt                               -           -      (276,738)
  Depreciation                                 12,000           -        12,000
  Common stock issued for services          1,208,253     639,660     4,429,912

 CHANGES IN ASSETS AND LIABILITIES
  (Increase) in accounts receivable                 -           -             -
  (Increase) in inventory                           -           -             -
  (Increase) in prepaid expenses
    and other assets                          (62,000)     (1,900)      (62,000)
  Increase in accounts payable and
    accrued expenses                          410,386      76,082       934,122
                                          ------------  ----------  ------------
  Tolal adjustments                         1,568,639     713,842     5,037,296
                                          ------------  ----------  ------------

  NET CASH (USED IN)
  OPERATING ACTIVITIES                       (651,550)   (152,606)   (1,090,488)
                                          ------------  ----------  ------------

CASE FLOWS FROM INVESTING ACTIVITIES
  Increase in amounts due to
   related parties                            286,849           -       286,849
  Acquisitions of fixed assets                      -        (299)           -
                                          ------------  ----------  ------------

  NET CASH PROVIDED BY (USED IN)
  INVESTING ACTIVITIES                        286,849        (299)      286,849
                                          ------------  ----------  ------------

The accompanying notes are an integral part of the condensed consolidated financial statements

                         MOBILEPRO CORP. AND SUBSIDIARY
                        (FORMERLY CRAFTCLICK.COM, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE NINE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                     (WITH CUMULATIVE TOTALS SINCE INCEPTION)


                                                                     CUMULATIVE
                                                                        TOTALS
                                                                        SINCE
                                                   2002        2001   INCEPTION
                                                ----------  --------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from conimn stock issuances           $    -      $    -    $     100
 Proceeds from borrowings, net                       -           -      394,730
 Change in officer loan, net                         -           -       44,262
 Net proceeds from issuance of notes payable     366,000     154,055    366,000
                                                ----------  --------  ----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES     366,000     154,055    805,092
                                                ----------  --------  ----------

NET INCREASE IN
 CASH AND CASH EQUIVALENTS                         1,299       1,150      1,453

CASH AND CASH EQUIVALENTS -
 BEGINNING OF PERIOD                                 154          66          -
                                                ----------  --------  ----------

CASH AND CASH EQUIVALENTS - END OF PERIOD       $  1,453    $  1,216  $   1,453
                                                ==========  ========  ==========

SUPPLEMENTAL DISCLOSURE OF NONCASH
ACTIVITIES:
 Issuance of common stock for:

   Services                                     $1,208,253  $639,660  $4,429,912
                                                ==========  ========  ==========


                  The accompanying notes are an integral part
               of the condensed consolidated financial statements

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 AND 2001

NOTE 1 -        ORGANIZATION AND BASIS OF PRESENTATION

       The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual financial statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the March 31, 2002 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

       These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

       Mobilepro Corp formerly Craftclick.com, Inc. was incorporated under the laws of the State of California in January 1999, as BuyIt.com, Inc. ("BuyIt"). From inception through March 31, 1999, the Company engaged in preliminary activities related to the set up of an Internet auction business. On April 16, 1999, the Company entered into an Agreement and Plan of Reorganization ("Plan") with Tecon, Inc. ("Tecon"), a Utah Corporation, wherein all of the outstanding shares and subscriptions of BuyIt were exchanged for 8,500,000 shares (for the outstanding shares of common stock of Tecon, and 245,997 shares (for the outstanding subscriptions) of common stock of Tecon. At the conclusion of all the transactions contemplated in the Plan, BuyIt shareholders and subscribers owned 8,745,997 shares of total outstanding shares of 12,179,249, or 71.9%. The survivor in the aforementioned combination was Tecon. However, the name of the surviving company was changed to BuyIt.com, Inc., simultaneously with the Plan. The combination of these two entities had been accounted for as a purchase. The Company changed its name to Craftclick.com, Inc., on January 4, 2000, as a result of changing its business strategy and focus-which was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. However, the Company disposed of substantially all assets in February of 2001 when secured creditors foreclosed on loans to the Company.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 1 -        ORGANIZATION AND BASIS OF PRESENTATION  (CONTINUED)

       In April 2001, Craftclick.com, Inc. reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was reverse split on the basis of 1 new share for every 100 shares outstanding.

       On June 6, 2001, Craftclick.com, Inc. merged with Mobilepro Corp a Delaware corporation as of June 1, 2001. Under the merger agreement, Mobilepro Corp merged into Craftclick.com, Inc. with Craftclick being the surviving corporation and the Certificate of Incorporation and By Laws of Craftclick being the constituent documents of the surviving corporation.

       In July 2001, the Company changed its name to Mobilepro Corp.

       On March 21, 2002, Mobilepro entered into an Agreement and Plan of Merger with NeoReach, Inc., a private Delaware company, pursuant to which a newly-formed wholly-owned subsidiary of Mobilepro merged into NeoReach in a tax-free transaction. NeoReach is a development stage company designing state of the art modem solutions to support third generation (3G) wireless communications systems. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. On April 23, 2002, the company issued 12,352,129 shares of its common stock in a one-for-one tax-free stock exchange to the holders of NeoReach's common stock pursuant to the Agreement. This was a cash-less transaction and there were no payments or finder's fees involved. The Board of Directors determined the consideration to be a fair compensation to the NeoReach shareholders. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of the stock at that time. The valuation of NeoReach in the merger agreement was based on several factors, as described in the table below excluding intangible assets and goodwill, including that over thirty-three man years of development efforts had been accumulated for achieving the prototype third generation modem boards for the base station applications, that a management team and engineering team were in place, that office and laboratory facilities were in place, that six patents had been filed or were already approved, and that contracts and relationships had already been established with potential customers both in the United States and Korea. The value of intangible assets and goodwill, such as contacts, relationships and potential customers, has not been included in the table below since it is difficult to estimate a real value, although it could be very significant, on these items. The transaction was concluded following arms-length negotiations.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001




NOTE 1 -        ORGANIZATION AND BASIS OF PRESENTATION  (CONTINUED)


       The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act. The related parties from both the Company and NeoReach were Messrs. Daniel Lozinsky, Arne Dunhem, Scott Smith and Ken Min. Mr. Daniel Lozinsky who was a controlling stockholder of Mobilepro also owned approximately 32.5% of NeoReach.

       Approximate valuation of NeoReach, Inc. (Excluding Intangible Assets and Goodwill):

             Personnel, engineering man effort, 33 man-years     $4.5M
             Patents, awarded, allowed, pending, 6 each          $1.8M
             Tangible assets                                     $0.2M
                                                              --------

             Total Valuation                                     $6.5M
                                                              --------

       Consistent with the accounting imposed on other purchase business combinations, the cost of reverse acquisitions should be measured at the fair value of the net assets acquired, or the value of the consideration paid, if more apparent. A special rule is that, if fair market value cannot be determined for the issuer's stock, and the transaction is valued at the fair market value of the issuer's net assets, no goodwill should be recognized in the transaction. Therefore, the transaction was
       valued          at         par          value          of          $.001.

NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       PRINCIPLES OF CONSOLIDATION
       ---------------------------

       The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

       DEVELOPMENT STAGE COMPANY
       -------------------------

       Mobilepro Corp is a development stage company. The Company since April 23, 2002 has devoted substantially all of its efforts to researching and developing technology for the third generation wireless waves. Before the acquisition of NeoReach, Inc., Mobilepro Corp focused on the integration and marketing of complete mobile information solutions to the business market through strategic partnership with established firms already delivering information technology consulting, wireless service and vertical market application products and services.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       USE OF ESTIMATES
       ----------------

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION
       -------------------

       The Company was a development stage company and had no revenues during the period reported. For the period going forward, the Management intends to adopt a new revenue policy as defined below.

       The Company will recognize revenue both from sales of products and from service contracts. Revenue from product sales that contain embedded software will be recognized in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition."

       Revenue from product sales will be recognized based on the type of sales transactions as follows:

       Shipments to Credit-Worthy Customers with No Portion of the Collection Dependent on Any Future Event: Revenues will be recorded at the time of shipment.

       Shipments to a Customer without Established Credit: These transactions are primarily shipments to customers who are in the process of obtaining financing and to whom the Company has granted extended payment terms. Revenues will be deferred (not recognized) and no receivable will be recorded until a significant portion of the sales price is received in cash.

       Shipments  where a Portion of the Revenue is  Dependent  Upon Some Future
       Event: These consist primarily of transactions involving value-added resellers ("VAR") to an end user. Under these agreements, revenues will be deferred and no receivable will be recorded until a significant portion of the sales price is received in cash. On certain transactions, a portion of the payment is contingent upon installation or customer acceptance.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       REVENUE RECOGNITION (CONTINUED)
       -------------------------------

       Upon non-acceptance, the Customer may have a right to return the product. The Company will not recognize revenue on these transactions until these contingencies have lapsed.

       Certain of the Company's product sales are sold with maintenance/service contracts. The Company will allocate revenues to such maintenance/service contracts based on vendor-specific objective evidence of fair value as determined by the Company's renewal rates. Revenue from maintenance/service contracts will be deferred and recognized ratably over the period covered by the contract.

       CASH AND CASH EQUIVALENTS
       -------------------------

       The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

       The Company maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

       INCOME TAXES
       ------------

       Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of December 31, 2002 is $0 due to the valuation allowance.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       -----------------------------------

       The carrying amounts reported in the balance sheets for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 2 -        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       ADVERTISING COSTS
       -----------------

       The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $2,430 and $3,173 for the nine months ended December 31, 2002 and 2001, respectively.

       FURNITURE AND EQUIPMENT
       -----------------------

       Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

       When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments. Furniture and equipment consist of the following at December 31, 2002:


              Office Furniture and Computer Equipment             3 to 5 Years


       There was  $12,000  and $ -0-  charged  to  operations  for  depreciation
       expense  for  the  nine  months   ended   December  31,  2002  and  2001,
       respectively.

       EARNINGS (LOSS) PER SHARE OF COMMON STOCK
       -----------------------------------------

       Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)
       -----------------------------------------------------

       The following is a reconciliation of the computation for basic and diluted EPS:


                                                         DECEMBER 31,        DECEMBER 31,
                                                             2002                 2001
                                                        -------------       -------------

        Net Loss                                         $(2,220,189)        $  (787,587)

        Weighted-average common shares outstanding
         Basic                                            17,068,691           4,827,421
         Stock options                                             -                   -
         Warrants                                                  -                   -

        Weighted-average common shares outstanding
        (Diluted)                                         17,068,691           4,827,421
                                                         ===========         ===========





       Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive.

       RECLASSIFICATIONS
       -----------------

       Certain amounts for the nine months ended December 31, 2001 have been reclassified to conform with the presentation of the December 31, 2002 amounts. The reclassifications have no effect on net income for the nine months ended December 31, 2001.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       RECENT ACCOUNTING PRONOUNCEMENTS
       --------------------------------

       In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

       Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard to have a material effect on its consolidated financial statements.

       In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on the consolidated results of operations, financial position and cash flows.

       On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but sites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect the consolidated financial statements.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       On July 20,  2000,  the  Emerging  Issues  Task Force  issued  EITF 00-14
       "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect the consolidated financial statements.

       In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. This statement does not affect the consolidated financial statements.


NOTE 3-  GOING CONCERN

       As shown in the accompanying condensed consolidated financial statements the Company has sustained substantial net operating losses for the year ended March 31, 2002 and the period December 31, 2002 and periods prior. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

       Management has received a commitment from Cornell Capital Partners, L.P. to provide the Company with up to $10 million in financing under certain conditions.

       Additionally, assuming that the Company receives the full $10 million from Cornell Capital, the Company believes that the amount will be sufficient enough to implement NeoReach, Inc. its subsidiary's Plan over the next two years.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 4-  STOCKHOLDERS DEFICIT

       The following details the stock transactions for the period April 1, 2002 through December 31, 2002.

       COMMON STOCK
       ------------

       On April 23, 2002, we issued 12,352,129 shares of our common stock to the holders of NeoReach's common stock pursuant to an Agreement and Plan of Merger, dated March 21, 2002. A newly formed, wholly-owned subsidiary of Mobilepro merged into NeoReach, in a tax-free one-for-one share exchange transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of our stock at that time. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

       Consistent with the accounting imposed on other purchase business combinations, the cost of reverse acquisitions should be measured at the fair value of the net assets acquired, or the value of the consideration paid, if more apparent. A special rule is that, if fair market value cannot be determined for the issuer's stock, and the transaction is valued at the fair market value of the issuer's net assets, no goodwill should be recognized in the transaction. Therefore, the transaction was valued at par value of $.001.

       On May 31, 2002, the Company issued a total of 690,000 shares of its common stock to the following parties: 450,000 shares to INFe, Inc., 150,000 shares to Thomas Richfield, 60,000 shares to Francine Goodman, and 30,000 shares to Triple Crown Consulting. These shares were issued for consulting services regarding the Mobilepro-NeoReach merger. The issuance of the shares were valued at $317,400, the fair value of our stock at that time. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

       On June 10, 2002, the Company issued a total of 784,314 shares of its common stock to the following parties: 764,706 to Cornell Capital Partners, LP and 19,708 to Westrock Advisors, Inc. These shares were issued pursuant to an equity line of credit arrangement with Cornell Capital Partners, dated May 31, 2002. The issuance of the shares were valued at $517,647, the fair value of our stock at that time. The Company believes the issuance of the stock to be exempt from registration under
       Section 4(2) of the Securities Act.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 4-  STOCKHOLDERS DEFICIT (CONTINUED)

       On July 18, 2002, the Company issued a total of 305,000 shares of our common stock to various parties. 160,000 shares of the restricted common stock was issued to Daniel Lozinsky, a director of the corporation, in a private sale for an aggregate cash consideration of $39,000 based on a Board Resolution as of July 17, 2002. In addition, the Company also issued 20,000 shares of common stock under the 2001 Equity Performance Plan and 100,000 restricted common stock as compensation to Mark Johnson for various merger and acquisition related services and associated back office services in accordance with a Consulting Agreement dated July 17, 2002. The Company also issued 25,000 shares of restricted common stock as compensation to M. Johnson & Associates, Inc. for certain services in accordance with an Investor Relations Agreement dated July 17, 2002. The issuance of the shares was valued at $65,250, the fair value of the stock at that time. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under
       Section 4(2) of the Securities Act.

       On July 26, 2002, the Company issued a total of 500,000 shares of its restricted common stock to Capital Research Group, Inc. for certain investor relations consulting services in accordance with a Consulting Group Agreement dated July 25, 2002. The issuance of the shares was valued at $220,000, the fair value of the stock at that time. The Company believes the issuance of the stock to be exempt from registration under
       Section 4(2) of the Securities Act.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 4-  STOCKHOLDERS DEFICIT (CONTINUED)

       On September 4, 2002, the Company issued a total of 709,853 shares of its common stock to various parties. 100,000 shares were issued to Hee Han Bang, a non-affiliated and accredited/sophisticated investor in a private sale for an aggregate cash consideration of $25,000. These shares were issued at $0.25 per share based on a Board Resolution fixing the value of the securities on and as of August 9, 2002. 150,000 shares of the common stock was issued to Daniel Lozinsky, a director of the Corporation, in a private sale for an aggregate cash consideration of $15,000. These shares were issued based on a Board Resolution as of August 20, 2002. The Company issued a total of 209,853 shares of its common stock to shares of INFe, Inc. based on a Board Resolution as of August 19, 2002. These shares were issued for consulting services in connection with the Mobilepro-NeoReach merger and a Reverse Merger Engagement Agreement dated January 11, 2002 between Neo-Reach, Inc. and INFe, Inc. The issuance of the shares was valued at $62,956, the fair value of the stock at that time. The Company also granted a total of 250,000 shares of our restricted common stock to Parag Sheth, an executive of the Corporation. Parag Sheth was granted 150,000 shares of the Company's restricted common stock for forgiving a total of $15,000 in salary corresponding to a price of $0.10 per share and he was also granted 100,000 shares of the Company's restricted common stock as an inducement for providing services for the Corporation. These shares were issued based on a Board Resolution as of August 20, 2002 and the issuance of the shares was valued at $25,000. The Company believes the value of the services provided were commensurate with the value of the stock issued. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001


NOTE 5-  PATENTS


       As of January 23, 2003, the Company has filed a total of six patent applications which were pending with the U.S. Patent and Trademark Office
       (PTO) in the area of "Smart Antenna" technology. As of January 23, 2003, the Company has been granted approval of five patents and one patent application is still pending approval. The five approved patents are as follows:


           1. "Smart Antenna with Adaptive Convergence Parameter" with PTO Patent Number 6,369,757, issued April 9, 2002;

           2. "A Smart Antenna With No Phase Calibration For CDMA Reverse Link" with PTO Patent Number 6,434,375 issued August 13, 2002;

           3. "PN Code Acquisition With Adaptive Antenna Array and Adaptive Threshold for DS-CDMA Wireless Communication" with PTO Patent Number 6,404,803, issued June 11, 2002;

           4. "New Cellular Architecture for Code Division Multiple Access SMOA Antenna Array Systems" with PTO Patent Number 6,459,895, issued October 1, 2002; and

           5. "Direction of Arrival Angel Tracking Algorithm For Smart Antennas" with PTO Patent Number 6,483,459, issue date November 19, 2002.

       "Improvement of PN Code Chip Time Tracking with Smart Antenna", a patent application filed on February 6, 2002 with Docket #3228-007-64 and serial number 10/066,762 is pending - awaiting first Office Action from Patent Office.

       In addition, the Company also has two other patent applications pending which are referred to as "Wireless Communication System and Method of Providing Wireless Communication Service" with specific descriptions to include "Device and Method for Changing the Orientation and Configuration of a Display of an Electronic Device" and "Electronic Device Having Multiple Service Functionality". Both of these pending patent applications relate to the business of the Company before the merger with NeoReach. The Company does not intend to pursue business related to these patents and intends to assign the patents to the inventor and former president of Mobilepro.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 2002 AND 2001



NOTE 6-  COMMITMENTS

       In April 2002, NeoReach, Inc. established a technology alliance with Prime Circuits, Inc. Prime Circuits is a privately-held semiconductor developer based in Greenbelt, MD that specializes in ultra small, ultra low power analog, digital and hybrid chipsets. Prime Circuits' technology is currently in use in a number of NASA applications at Goddard Space Flight Center.

       As part of the alliance, NeoReach will gain access to technical knowledge, personnel and low power semiconductor technology that NeoReach believes will greatly expand its digital modem suite. This solution targets the consumer handsets and network transmission base stations to support 3G communications.

       On May 10, 2002 the Company announced that Arne Dunhem was appointed the Chairman, President and CEO of Mobilepro Corp. Mr. Dunhem has over 28 years of experience in the growth of high technology companies, especially in the telecommunications field.

       On May 31, 2002, the Company entered into an equity line of credit arrangement with Cornell Capital Partners, L.P. that was terminated on October 16, 2002 and re-entered on the same day October 16, 2002. This agreement was in turn terminated on February 6, 2003 and re-entered the same day February 6, 2003. The equity line provides generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company's discretion.

       There are certain conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants.

       The Company on May 31, 2002, entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent (4%) per year. Holders of the debentures have certain registration rights with respect to the resale of shares of common stock received upon any conversion of the debentures.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                          YEAR ENDED MARCH 31, 2002 AND
                        PERIOD JULY 14, 2000 (INCEPTION)
                             THROUGH MARCH 31, 2001

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          YEAR ENDED MARCH 31, 2002 AND
             PERIOD JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------
AUDITED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants                             1

Balance Sheet as of  March 31, 2002                                          2-3

Statements  of Operations  for the year ended March 31, 2002                   4
  and for the period July 14, 2000 (Inception) through March 31, through March 31, 2001 with Cumulative Totals Since Inception

Statements of Changes in Stockholders' (Deficit) for the years               5-6
  ended March 31, 2002 and 2001 including 5-6 the former company
  Craftclick.com, Inc. and the reverse acquisition that occurred as of June 1, 2001.

Statements  of Cash  Flows for the year ended  March 31,  2002 and           7-8
  the period July 14, 2000 (Inception) through March 31, 2001 with Cumulative Totals Since Inception

Notes to Financial Statements                                               9-18

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Mobilepro Corp
Rockville, Maryland

         We have audited the accompanying balance sheet of Mobilepro Corp.(formerly Craftclick.Com, Inc.) (A Development Stage Company) (the "Company") as of March 31, 2002 and the related statements of operations, changes in stockholders' (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We have conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying financial statements for the year ended March 31, 2002 has been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has raised certain issues that lead to substantial doubt about its ability to continue as a going concern. The Company does not have any revenue generating activities and has substantial operating deficits. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobilepro Corp (A Development Stage Company) as of March 31, 2002 and the results of its operations and their cash flows for the year then ended.in conformity with accounting principles generally accepted in the United States of America.

         The statement of operations, changes in stockholders' (deficit) and cash flows for the period July 14, 2000 (Inception) through March 31, 2001 were audited by Mantyla McReynolds and Associates. Mantyla McReynolds and Associates issued an unqualified opinion on those financial statements dated July 20, 2001.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
January 31, 2003

                                 MOBILFPRO CORP
                        (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCESSHEEET
                                 MARCH 31, 2002

                                     ASSETS

CURRENT ASSET
Cash                                                             $           154

TOTAL ASSET                                                      $           154
                                                                 ===============



   The accompanying notes are an integral part of these financial statements.

                                 MOBILFPRO CORP
                         (FORMERLY CRAFTCLICKCOM, INC.)
                          (A DEVFLOPMENT STAGE COMPANY)
                                 BALANCE S HEEF
                                 MARCH 31, 2002

                      LLABIIIIIES AND STOCKHOLDERS' DEFICiT

LIABILiTIES
  Due to officer                                            $     44,262
  Short-term debt                                                 75,000
  Accounts payable and accrued expenses                          187,663
                                                             -----------
                                Total liabilities                306,925
                                                             -----------

STOCKHOLDERS' DEFICIT
  Preferred stock, $.00l par value, authorized
   5,000,000 shares, and 35,425 shares
   issued and outstanding                                             35
  Common stock, $.O01 par value, authorized 50,000,000
   shares, and 4,175,492 shares issued and outstanding             4,176
  Additional paid-in capital                                   3,596,613
  Deficit accuniilated during development stage              (3,907,5595)
                                                             ------------
    Total stockholders' deficit                                 (306,771)
                                                             ------------
TOTAL LIABILiTIES AND STOCKHOLDERS' DEFICiT

   The accompanying notes are an integral part of these financial statements.

                                 MOBILFPRO CORP
                          (FORMERLY CRAFTCLICKCOM INC.)
                         (A DEVFLOPMJINT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                   FOR THEYEAR ENDED MARCH 31,2002 ANI) PERIOD
                  JULY14, 2000 (INCEPTION) TEJROUGHMARCH31,2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                    Cumulative
                                                                 Totals Since
                                         2002          2001         Inception
                                         ----          ----         ---------
REVENUES                              $        -    $        -    $         -
COST OFSALES                                                 -
GROSS PROFIT                                                 -            . -
GENERAL AND ADMINISTRATIVE EXPENSES    3,147,119     1,009,193      4,156,312
                                      -----------   ----------    -----------
LOSS BFEOREOTHFR INCOME               (3,147,119)   (1,009,193)    (4,156,312)

OTHER INCOME (EXPENSES)
  Interest income                             56             -            56
  Forgiveness of debt                    276,738             -      .276,738
  Other expense                          (27,608)            -       (27,608)
  Interest expense                          (469)            -         (469)
                                       ----------   -----------   ------------
      Total other income (expenses)      248,717             -        248,717
                                       ----------    ----------    ------------

NET LOSS BEFORE PROVISION
FOR INCOME TAXES                      (2,898,402)    (1,009,193)   (3,907,595)
 Provision for income taxes                    -              -             -
                                      ----------    -----------   -----------

NET LOSS APPLICABLE TO COMMON SHARES $(2,898,402)   $(1,009,193)   (3,907,595)
                                     ============   ============   ============

NEt LOSS PER BASIC AND DILUTED SHARES     $(0.44)   $     (0.11)  $     (0.60)
                                     ============   ============  =============

WEIGHTED AVERAGE SHARES OUTSTANDING    6,462,746      8,750,000 *   6,462,746
                                     ============   ============= =============

* After reorganization.

   The accompanying notes are an integral part of these financial statements.


                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENTS OF CASHFLOWS
                  FOR TIlE YFAR ENDED MARCH31, 2002 AND PERIOD
                JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)
                                                                               CUMULATIVE
                                                                                        TOTALS SINCE
                                                     2002                2001            INCEPTION
                                                ---------------   ---------------   ------------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                       $   (2,898,402)   $  (1,009,193)    $   (3,907,595)
                                                ---------------   --------------    ------------------


ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
(USED IN) OPERATING ACTIVITIES:
Forgiveness of debt                                  (276,738)                -           (276,738)
Increase in accounts payable                          158,435           365,301            523,736
Issued comnim stock for services, compensation
 and conversion of debt                             2,627,800           593,859          3,221,659
                                                 -------------    --------------    ------------------
   Net cash used in operating activities             (388,905)          (50,033)          (438,938)
                                                 -------------    --------------    ------------------

CASLIFLOWS PROVIDED BY FINANCING ACTIVITIES
Issued stock for cash                                       -               100                100
Proceeds from borrowings, net                         344,730            50,000            394,730
Change in officer loan, net                            44,262                 -             44,262
                                                 -------------    --------------    ------------------
    Net cash provided by financing activities         388,992            50,100            439,092
                                                 -------------    --------------    ------------------

NET' INCREASE IN CASH                                      87                67                154
CASH BALANCE. BEGINNING OF YEAR (PERIOD)                   67                 -                  -
                                                 -------------    --------------    ------------------
CASH BALANCE- END OF YEAR                        $        154     $          67     $          154
                                                 =============    ==============    ==================




   The accompanying notes are an integral part of these financial statements.


                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF CASHFLOWS (CONTINUED)
                  FOR THE YEAR ENDED MARCH 31, 2002 AND PERIOD
                 JULY14, 2000 (INCEPTION) THROUGH MARCH 31,2001
                    (WITH CUMULAT1VE TOTALS SINCE INCEPTION)




                                                                                CUMULATIVE
                                                                              TOTALS SINCE
                                                    2002         2001           INCEPTION
                                                ----------     --------    ----------------


SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION

Issued common shares for services compensation and
conversion of debt.                                 $2,627,800  $  593,859  $3,221,659
                                                    ----------  ----------  ----------



              The accompanying notes are an integral part of these financial statements

                                                           MOBILEPRO CORP
                                                   (FORMERLY CRAFTCLICK.COM,INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENTS IN CHANGES OF STOCKHOLDERS' DEFICIT
                                        FOR THE YEARS ENDED MARCH 31, 2002 AND 2001 INCLUDING
                THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE ACQUISITION THAT OCCURRED AS OF JUNE 1, 2001
                                                                                            ADDITIONAL                     NET
                                            COMMON STOCK             PREFERRED STOCK         PAID-IN      ACCUMULATED  STOCKHOLDERS'
CRAFTCLICK.COM, INC. ACTIVITY:          SHARES         AMOUNT      SHARES       AMOUNT       CAPITAL        DEFICIT       DEFICIT
------------------------------          ------         ------      ------       ------       -------        -------       -------
BALANCE-MARCH 31,2000                 16,931,444         16,931     101,000          101     5,354,232     (2,848,780)    2,522,484

Issued preferred shares under PPM
  April-June, 2000                                                   38,000           38       379,962              -       300,000

Issued common and preferred shares
  for debt, December 31, 2000         25,000,000         25,000       1,000            1        84,999              -       110,000

Issued common shares for assets/acquired
  companies                              430,000            430           -            -       322,070              -       322,500

Options granted for Note Receivable    1,903,574          1,904           -            -       473,096              -       475,000

Issued stork for investment              500,000            500           -            -       499,300              -       500,000

Issued stock for services              4,040,000          4,040           -            -     1,280,883              -     1,284,923

Net loss for year ended March 38, 2001         -              -           -            -             -     (5,630,700)   (5,630,700)
                                       ---------         ------     -------        -----     ---------     ----------    -----------

BALANCE- MARCH 31,2001                48,805,018         48,805     140,000          140     8,394,742     (8,479,480)      (35,793)

Stock issued in conversion of preferred
  stock into common stock              6,077,670          6,078    (104,622)        (lOS)       (6,773)             -              -

Consolidation of shares due to corporate
  change in domicile                 (55,125,493)       (55,125)          -            -         55125              -              -

Issuance of common stock as part of
  Craftclick acquisition of Mobilepro  8,750,000          8,750           -            -        (8,750)             -              -

Net loss Craftclick for April 1, 2001 to
  May 31,2001                                  -              -           -            -             -           (377)         (377)

                             The accompanying notes are an integral part of these financial statements.

                                                                F-30

                                                           MOBILEPRO CORP
                                                  (FORMERLY CRAFTCLICK.COM, INC.)
                                                   (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENTS IN CHANGES OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                       FOR THE YEARS ENDED MARCH 31, 2002 AND 2001 INCLUDING
                THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE ACQUISITION THAT OCCURRED AS OF JUNE 1, 2001
                                                                                            ADDITIONAL
                                            COMMON STOCK             PREFERRED STOCK         PAID-IN      ACCUMULATED
CRAFTCLICK.COM, INC. ACTIVITY:          SHARES         AMOUNT      SHARES       AMOUNT       CAPITAL        DEFICIT
------------------------------          ------         ------      ------       ------       -------        -------
MOBILRPRO CORP ACTIVITY:
Recapitalization due to merger-Craftclick      -              -           -            -    (8,479,057)     0,479.007

Recapitalization due to merger-Mobilepro       -              -          47            -     1,009,194     (1,009,194)

Issuance of shares to cover
  convertible debt                     3,000,000          3,080           -            -       477,000              -

Issuance of commoe stock for services
  and salaries                         2,600.000          2,600           -            -       413,400              -

Issuance of common stock for services  1,500,000          1,500           -            -       246,000              -

Issuance of common stock for warrants    550,000            530           -            -       577,170              -

Issuonco of common stock for services     25,000             25           -            -         1,225              -

Reverse stock split                  (16,677,711)       (16,670)          -            -        16,678              -

Issuance of common stock for services  3,000,000          3,000           -            -       237,000              -

Issuance of common stock for services    106,000            106           -            -       111,194              -

Conversion of debt for issuance of common
  shares                                  25,000             25           -            -        26,225              -

Issuance of common stock for services    960,000            960           -            -       527,040              -

Net loss for the year                          -              -           -            -             -     (2,098,401)
                                       ---------         ------     -------        -----     ---------     ----------

BALANCE MARCH 31, 2002                 4,115,492     $    4,176      33,425        $  35  $  3,596,613   $ (3,907,595)

                             The accompanying notes are an integral part of these financial statements.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001


NOTE 1-  ORGANIZATION

       Mobilepro Corp formerly Craftclick.com, Inc. was incorporated under the laws of the State of California in January 1999, as BuyIt.com, Inc. ("BuyIt"). From inception through March 31, 1999, the Company engaged in preliminary activities related to the set up of an Internet auction business. On April 16, 1999, the Company entered into an Agreement and Plan of Reorganization ("Plan") with Tecon, Inc. ("Tecon"), a Utah Corporation, wherein all of the outstanding shares and subscriptions of BuyIt were exchanged for 8,500,000 shares (for the outstanding shares of common stock of Tecon, and 245,997 shares (for the outstanding subscriptions) of common stock of Tecon. At the conclusion of all the transactions contemplated in the Plan, BuyIt shareholders and subscribers owned 8,745,997 shares of total outstanding shares of 12,179,249, or 71.9%, The survivor in the aforementioned combination was Tecon. However, the name of the surviving company was changed to BuyIt.com, Inc., simultaneously with the Plan. The combination of these two entities had been accounted for as a purchase. The Company changed its name to Craftclick.com, Inc., on January 4, 2000, as a result of changing its business strategy and focus-which was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. However, the Company disposed of substantially all assets in February of 2001 when secured creditors foreclosed on loans to the Company.

       In April 2001, Craftclick.com, Inc. reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was reverse split on the basis of 1 new share for every 100 shares outstanding.

       On June 6, 2001, Craftclick.com, Inc. merged with Mobilepro Corp a Delaware corporation as of June 1, 2001. Under the merger agreement, Mobilepro Corp merged into Craftclick.com, Inc. with Craftclick being the surviving corporation and the Certificate of Incorporation and By Laws of Craftclick being the constituent documents of the surviving corporation.

       In July 2001, the Company changed its name to Mobilepro Corp. On March 21, 2002 NeoReach, Inc. a Delaware company and Mobilepro entered into an Agreement and Plan of Merger pursuant to which NeoReach, Inc. would become a wholly-owned subsidiary of Mobilepro. The shares were exchanged on April 23, 2002 and the transaction was consummated. NeoReach, Inc. Is a development stage company designing state of the art modem solutions to support third generation (3G) wireless communication systems.


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The following summarizes the e significant accounting policies:

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       DEVELOPMENT STAGE COMPANY
       -------------------------

       Mobilepro Corp is a development stage company. The Company since April 23, 2002 devotes substantially all of its efforts to researching and developing technology for the third generation wireless waves. Before the acquisition of NeoReach, Inc., Mobilepro Corp focused on the integration and marketing of complete mobile information solutions to the business market through strategic partnership with established firms already delivering information technology consulting, wireless service and vertical market application products and services.

       USE OF ESTIMATES
       ----------------

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS
       -------------------------

       The Company considers all highly liquid debt instruments and other short-

       term investments with an initial maturity of three months or less to be cash or cash equivalents.

       REVENUE RECOGNITION
       -------------------

       The Company was a development stage company and had no revenues during the period reported. For the period going forward, the Management intends to adopt a new revenue policy as defined below.

       The Company will recognize revenue both from sales of products and from service contracts. Revenue from product sales that contain embedded software will be recognized in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition."

       Revenue from product sales will be recognized based on the type of sales transaction as follows:

       Shipments to Credit-Worthy Customers with No Portion of the Collection Dependent on Any Future Event: Revenues will be recorded at the time of shipment.

       Shipments to a Customer without Established Credit: These transactions are primarily shipments to customers who are in the process of obtaining financing and to whom the Company has granted extended payment terms. Revenues will be deferred (not recognized) and no receivable will be recorded until a significant portion of the sales price is received in cash.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       Shipments  where a Portion of the Revenue is  Dependent  Upon Some Future
       Event: These consist primarily of transactions involving value-added resellers ("VAR") to an end user. Under these agreements, revenues will be deferred and no receivable will be recorded until a significant portion of the sales prices is received in cash. On certain transactions a portion of the payment is contingent upon installation or customer acceptance. Upon non-acceptance, the Customer may have a right to return the product. The Company will not recognize revenue on these transactions until these contingencies have lapsed.

       Certain of the Company's product sales are sold with maintenance/service contracts. The Company will allocate revenues to such maintenance/service contracts based on vendor-specific objective evidence of fair value as determined by the Company's renewal rates. Revenue from maintenance/service contracts will be deferred and recognized ratably over the period covered by the contract.

       INCOME TAXES
       ------------

       Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of March 31, 2002 is $0 due to the valuation allowance established as described in Note 3.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       -----------------------------------

       The carrying amounts reported in the balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       ADVERTISING COSTS
       -----------------

       The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $250,000 and $-0-for the year ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001, respectively.

       FURNITURE AND EQUIPMENT
       -----------------------

       Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

       When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments. There was no depreciation expense for the year ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

       EARNINGS (LOSS) PER SHARE OF COMMON STOCK
       -----------------------------------------

       Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

       The following is a reconciliation of the computation for basic and diluted EPS:


                                                 MARCH 31,      MARCH 31,
                                                   2002           2002
                                               -------------  -----------

        Net loss                               $ (2,898,402)   $(1,009,193)

        Weighted-average common shares
        Outstanding (Basic)                       6,462,746      8,750,000

        Weighted-aerage common stock
        Equivalents
          Stock options                                  -               -
          Warrants                                       -               -

        Weighted-average common shares
        Outstanding (Diluted)                    6,462,746       8,750,000

       Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2002 and 2001 because inclusion would have been antidilutive.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 3-  PROVISION FOR INCOME TAXES

       The Company did not provide for income taxes in the years ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

       At March 31, 2002 and 2001, the deferred tax assets consists of the following:

                                                            2002           2001
                                                          --------        ------

                Deferred taxes due to net operating loss
                carryforwards                             $1,563,018   $403,677

                Less:  Valuation allowance                (1,563,018)  (403,677)

                Net deferred tax asset                             -          -
                                                          ===========  =========

NOTE 4-  GOING CONCERN

       As shown in the accompanying financial statements the Company has sustained substantial net operating losses for the year ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

       Management has received a commitment from Cornell Capital Partners, L.P. to provide the Company with up to $10 million in financing under certain conditions (See Note 8).

       Additionally, the Company is anticipating that the above financing commitment will be sufficient enough to implement NeoReach, Inc. its subsidiary's Plan.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 5-  STOCKHOLDERS' DEFICIT

       The beginning balances reflected as of March 31, 2000 through June 1, 2001 are those of the former company (registrant) Craftclick.com, Inc. On June 6, 2001 Craftclick.com, Inc. and Mobilepro Corp merged under a reverse merger as of June 1, 2001. Upon that merger the stockholders' equity of Mobilepro Corp (a former private company) under a recapitalization, became that equity of the the public entity. Upon the recapitalization, 8,750,000 shares were issued to the former Craftclick.com, Inc.'s stockholders.

       Additionally from June 1, 2001 to March 31, 2002 the Company issued 8,216,000 shares for services valued at fair market value. There were 3,025,000 shares issued for conversion of debt. Finally, 330,000 shares were issued because of a special warrant.

       The following details the stock transactions after the recapitalization.

       COMMON STOCK
       ------------

       On June 1, 2001, the Company issued 3,000,000 shares in a conversion of debt. The issuance of shares were valued at $480,000 (16 cents per share), the fair value of the Company's stock at that time.

       On June 1, 2001, the Company issued 2,600,000 shares for services and compensation at a value of $416,000 (16 cents per share), the fair value of the Company's stock at that time.

       On August 1, 2001, the Company issued 330,000 shares that were the result of the exercising of warrants. The value of $577,500 ($1.75 per share) was the fair value of the Company's stock at that time.

       On September 6, 2001, the Company issued 1,500,000 shares for services at a value of $247,500 (16.5 cents per share), the fair value of the Company's stock at that time.

       On October 26, 2001, the Company issued 25,000 shares for services at a value of $1,250 (5 cents per share), the fair value of the Company's stock at that time.

       On November 19, 2001, the Company had a 1 for 200 reverse stock split which effectively reduced their issued and outstanding shares 16,677,711. Additionally, on that date the Company issued 3,000,000 shares for services in conjunction with an Investors Rights Agreement at a value of $240,000 (8 cents per share), the fair value of the Company's stock at that time.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 5-  STOCKHOLDERS' DEFICIT (CONTINUED)

       On February 15, 2002, the Company issued 106,000 shares for services at a value of $111,300 ($1.05 per share), the fair value of the Company's stock at that time.

       On February 19, 2002, the Company issued 25,000 shares in conversion of a note payable at a value of $26,250 ($1.05 per share), the fair value of the Company's stock at that time.

       On March 18, 2002, the Company issued 960,000 shares for services. These shares were issued at 55 cents per share ($528,000) based on a Board Resolution on March 6, 2002.


NOTE 6-  LONG-TERM DEBT

       In February, 2002, as part of the Company's President's private purchase of stock, the Company entered into two (2) promissory notes of $37,500 each ($75,000 total) with the seller and a related entity to the seller. These notes are due September 1, 2002 at an annual rate of interest on the notes of 5%. Should the Company fail to pay the notes on the due date, interest will be charged at 15%. Interest expense for 2002 was $469.


NOTE 7-  DUE TO OFFICER

       The President of Mobilepro Corp loaned the Company, net $44,262 in February 2002 to pay certain creditors at 5% interest due on demand. The officer has waived interest until April 2002.



NOTE 8-  SUBSEQUENT EVENTS

       On April 23, 2002 the Company consummated the purchase of its wholly-owned subsidiary NeoReach, Inc. On March 21, 2002, NeoReach, Inc., a Delaware Company, and Mobilepro Corp entered into the above Agreement and Plan of Merger. NeoReach, Inc. is a development stage company designing state of the art modem solutions to support third generation
       (3G) wireless communications systems. Mobilepro Corp exchanged 12,352,129 shares of its common stock for this purchase.

       NeoReach, Inc. in April 2002 received notice that two of the six filed patent applications relating to its technology innovations have been allowed by the U.S. Patent and Trademark Office and the review process for the other four are still under way.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 8-  SUBSEQUENT EVENTS (CONTINUED)

       The first patent involves intellectual property that can enhance the performance of conventional smart antenna processing technology if used for 3G wireless communications. Using the Neoreach proprietary approach, wireless network operators will be able to provide 3G networks in which subscribers will experience less interference and more stable connections as they move around while using their handsets or personal digital assistants (PDA's).

       The second patent delivers automatic low-cost improvements to the smart antenna processing technology. Using this NeoReach invention, 3G network operators will be able to automatically eliminate potential distortions throughout their full network without having to conduct individual, time-consuming phase calibration of each separate communication channel.

       In April 2002, NeoReach, Inc. established a technology alliance with Prime Circuits, Inc. Prime Circuits is a privately-held semiconductor developer based in Greenbelt, MD that specializes in ultra small, ultra low power analog, digital and hybrid chipsets. Prime Circuits' technology is currently in use in a number of NASA applications at Goddard Space Flight Center.

       As part of the alliance, NeoReach will gain access to technical knowledge, personnel and low power semiconductor technology that NeoReach believes will greatly expand its digital modem suite. This solution targets the consumer handsets and network transmission base stations to support 3G communications.

       On May 10, 2002 the Company announced that Arne Dunhem was appointed the Chairman, President and CEO of Mobilepro Corp. Mr. Dunhem has over 28 years of experience in the growth of high technology companies, especially in the telecommunications field.

       On October 16, 2002, the Company entered into an equity line of credit arrangement with Cornell Capital Partners, L.P. The equity line provides generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company's discretion.

       There are certain conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 8-  SUBSEQUENT EVENTS (CONTINUED)

       The Company on May 31, 2002, entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent (4%) per year. Holders of the debentures have certain registration rights with respect to the resale of shares of common stock received upon any conversion of the debentures.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT MOBILEPRO CORP. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                   -----------------------

This  prospectus  does not  constitute  an offer to sell, or a                         ----------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS
     o   except the common stock offered by this prospectus;
                                                                                        ---------------------
     o   in  any   jurisdiction   in   which   the   offer  or
         solicitation is not authorized;

     o   in  any  jurisdiction   where  the  dealer  or  other
         salesperson  is not  qualified  to make the  offer or                   200,000,000 Shares of Common Stock
         solicitation;

     o   to any  person  to whom it is  unlawful  to make  the
         offer or solicitation; or                                                         MOBILEPRO CORP.

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
                                                                                        ___________ __, 2003
     o   there  have  been  no  changes  in  the   affairs  of
         Mobilepro Corp. after the date of this prospectus; or

     o the information contained in this prospectus is correct after the date of this prospectus.

                   -----------------------

Until __________, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification

     Our Certificate of Incorporation provides that we will indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Any indemnitee is entitled to such indemnification in advance of any final proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

     Securities and Exchange Commission Registration Fee         $         350
     Printing and Engraving Expenses                             $      12,500
     Accounting Fees and Expenses                                $      15,000
     Legal Fees and Expenses                                     $      40,000
     Blue Sky Qualification Fees and Expenses                    $       5,000
     Miscellaneous                                               $      12,150
                                                              ------------------

     TOTAL                                                       $      85,000
                                                              ==================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     We have issued the following shares of our common stock from March 31, 2000 through May 8, 2003 November 20, 2002. On May 11, 2001, we implemented a 1 share for 100 shares reverse stock split of our common stock. On November 19, 2001, we implemented a 1 share for 200 shares reverse stock split of our common stock. The issuances below have not been adjusted for these reverse stock splits, but rather disclosed as issued. (K&L, should we state the number of shares issued? You have it on the stock ledger from transfer agent. No other shares have been issued)

     On April 16, 1999, we had subscriptions to issue 257,666 shares of our common stock for consideration of $386,499 at the time of the merger with Tecon. These subscriptions were reduced to 245,997 and were exercised upon the consummation of the merger with Tecon. Tecon also issued 1,621,621 shares of common stock of Tecon for additional subscriptions in consideration of $600,000, cash. Additional subscriptions were received and 215,702 common shares were issued for $315,515. Simultaneously, we issued 10,333 common shares for business equipment valued at $15,500. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     At various dates during the year ended March 31, 2000, we issued 1,812,829 shares of common stock to various consultants and professionals for services rendered. The total value of the shares has been recorded at $1,000,000. The Company believes the issuance of the stock to be exempt from registration under
Section 4(2) of the Securities Act.

     From April through June 2000, we issued 430,000 shares of common stock for additional website business valued at $.75 per share or $322,500 and a total of 38,000 shares of preferred stock was issued under a Private Placement Memorandum. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     In August 2000, we granted 1,903,574 common stock options valued at $475,000 for a Note Receivable for the same amount. The options were granted pursuant to the "2000 Stock Option Plan." As of March 31, 2001, we had granted a total of 2,562,250 additional options pursuant to the "2000 Stock Option Plan", not including the initial 1,903,574 common stock options. We believe that the Company for these options received no proceeds since they were never exercised. These options were granted to employees and consultants in consideration of employment and services rendered and vested over a period of up to 4 years with an exercise price of $1.00. Since these options were granted, 1,186,000 were cancelled and 850,125 expired due to termination of employee relationships, i.e. only 526,125 remained as options as of March 31, 2001. We believe that none of the remaining options were ever exercised and that all these remaining granted options expired effectively as part of the merger between Mobilepro and CraftClick.com on June 6, 2001.

     On June 7, 2000 we exchanged 500,000 shares of our stock for 450,706 shares of Popmail.com in a transaction valued at $500,000. We subsequently sold this investment to meet our financial obligations. The shares were "Restricted" under Rule 144, i.e. the investor received shares of common stock that could not be resold within twelve months from the date the investor received them. On September 15, 2000, the Popmail.com stock was sold to an individual related party for $74,650, in a private sale to an accredited/sophisticated investor. A loss of $425,350 was realized during the period. Approximately $225,353 of the loss was due to market value decline during the holding period. We believe the issuance of the stock to be exempt from registration under Section 4(1 1/2) of the Securities Act.

     On March 12, 2001, we issued 4,040,000 shares of common stock for services out of which 1,180,000 shares to Sandip Seth, 1,180,000 to Maninder Singh, both being officers of the Company, 1,180,000 shares to Sanjay Sabnani, 350,000 shares to Cora Castillion and 150,000 shares to Amber Luke valued at a total of $1,284,923. We believe that Sabnani, Castillion and Luke were not affiliated with the Company. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On December 1, 2000, we issued 25,000,000 shares of common stock at $.004 per share and 1,000 shares of Class C preferred stock at $10 per share to creditors as settlement of $110,000 worth of debt. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On March 16, 2001, Dungavel, Inc., a Bahamian company, contracted to purchase the above referenced 25,000,000 shares of our common stock and 1,000 shares of our Class C Preferred Stock from the former creditors (Metropolitan
Capital Partners LLC), in a private sale to an accredited/sophisticated investor. At the time of the sale, we believe that there was no affiliation between Dungavel, Inc. and Metropolitan Capital Partners, LLC. The transfer of 25,000,000 shares of common stock and 1,000 shares of preferred stock by Metropolitan Capital Partners LLC to Dungavel Inc. was made under Rule 144, i.e. the investor received shares of common stock that could not be resold within twelve months from the date the investor received them. In the acquisition agreement, Dungavel represented that it was a sophisticated, accredited investor and was acquiring restricted securities. The only entity from which Dungavel acquired shares of CraftClick on March 16, 2001 was Metropolitan Capital Partners LLC, which name is stated above. The shares continued to be restricted in the hands of Dungavel, Inc. and therefore the certificate beared the same legend as the original certificates. The Class C Preferred Stock is convertible at any time prior to December 31, 2001, into 11.5% of the then issued and outstanding common stock of CraftClick.com, Inc., computed on a fully diluted basis. Together the common stock and the Class C Preferred Stock acquired by Dungavel, Inc. represents greater than 50% of the voting control of CraftClick.com, Inc., on an as converted basis. The sale was consummated as of March 27, 2001. We believe the issuance of the stock to be exempt from registration under Section 4(1 1/2) of the Securities Act.

     On April 24, 2001, the 1,000 Class C Preferred shares were converted to 6,877,678 shares of common stock. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On June 6, 2001, CraftClick.Com, Inc. a Delaware corporation, and Mobilepro Corp., a Delaware corporation, entered into an Agreement and Plan of Merger dated as of June 1, 2001. Under the Merger Agreement Mobilepro merged with and into CraftClick, with CraftClick being the surviving corporation. The consideration for the shares of common stock issued by CraftClick to the shareholders of Mobilepro was all the outstanding shares of Mobilepro. The merger of Mobilepro into CraftClick was structured as a share-for-share exchange. The exchange ratio was negotiated without reference to the market price of the CraftClick common stock because it was difficult to value the merger participants and the market of a thinly traded security on the OTC
Bulletin Board. The Company issued a total of 8,750,000 shares of its common stock in connection with the Merger. Based on the last trading price of $0.16, the fair value of the Company's stock issued was $1,400,000. Of these shares issued, the Company issued to Ms. Joann M. Smith an aggregate of 8,227,663 shares of common stock representing approximately 55% of our 14,907,196 issued and outstanding shares of common stock. In addition we also issued as part of the merger, a total of 522,337 shares of its common stock at value $83,574, to Wallenstein & Wagner, 152,730 shares at value $24,437, Laser Modeling, Inc. 152,730 shares at value $24,437, Francine B. Goodman, 152,730 shares at value $24,437, Denise Patterson, 38,183 shares at value $6,109, and Inform Product Development, Inc., 25,964 shares at value $4,154. We believe that all these parties were non-affiliated with the Company at the issuance. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     Effective June 6, 2001, in connection with the Merger, we issued 3,000,000 shares in a conversion of debt and accrued interest to Dungavel, Inc. a Bahamian company. We believe that the controlling person of Dungavel was Robert Landau, who we believe also had a controlling interest in Mobilepro. The debt had a recorded value of $50,000. The issuance of shares were valued at $480,000, the fair value of the Company's stock at that time. In September 2000, Dungavel Inc. was issued a $50,000 convertible note by Mobilepro. At the time of the merger of Mobilepro into CraftClick, Dungavel negotiated with Mobilepro the conversion of the note into 3,000,000 shares of the post-merger company. Dungavel was the controlling shareholder of CraftClick at the time of this negotiation. The value of CraftClick and Mobilepro at the time of the merger is difficult to determine and the negotiations for the shares to be issued to acquire Mobilepro was made without reference to the then market price. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     In May 2001, we registered 6,500,000 shares of our common stock for future issuance under the "2001 Performance Equity Plan". Effective June 6, 2001, we issued a total of 2,600,000 shares, based on the last trading price of $0.16, with the total fair value of $416,000 to the following parties: 250,000 shares to Dungavel Inc. for services performed in connection with the Mobilepro merger and reorganization and re-incorporation and using the last trading price, the fair value of the consideration was $40,000, 250,000 shares at value $40,000 to Mr. Scott R. Smith, our Chief Executive Officer for employment services, 1,475,000 shares at value $236,000 to ZDG Investments for consulting services regarding the Mobilepro merger and reorganization and re-incorporation, 50,000 shares at value $8,000 each to Mr. Howard Geisler, Mr. Mitchell Geisler and Ms. Cindy Roach for services as officers and directors, 25,000 shares at value $4,000 to Weil Consulting Corp. for merger consultations and 450,000 shares at value $72,000 to Henning Capital Ltd. for merger consultations.

     On August 1, 2001, we issued 330,000 shares of its common stock pursuant to the exercise of a special warrant that was issued as a part of the reverse merger agreement with CraftClick.com, Inc. The conversion price of this warrant was $330 or $0.001 per share, the par value of the common stock. The issuance of shares was valued at $577,500, the fair value of the Company's stock at that time. We believe the issuance of the stock to be exempt from registration under
Section 4(2) of the Securities Act.

     On September 6, 2001, we issued a total of 1,500,000 shares of its common stock under the 2001 Performance Equity Plan to Camilla Holdings for services rendered. These services were valued at $0.165 per share or a total of $247,500.

     On October 26, 2001, we issued 25,000 shares of its common stock to David Lake, 4,000 shares, James Sacks, 3,000 shares, Donna Villegas, 1,000 shares, Jon Lake, 1,000 shares, Mark Daugherty, 1,000 shares, Ashok Mirpuri, 5,000 shares, Sanjay Sabnani 10,000 shares. We believe they were all non-affiliated with the Company at the time of issuance. In connection with the reorganization/redomestication of CraftClick from a Utah corporation to a Delaware corporation, the 25,000 shares were issued as settlement shares in connection with the change in the terms of the preferred stock. The issuance of shares was valued at a total of $1,250, the fair value of our stock at that time. We believe the value of the settlements were commensurate with the value of the stock issued. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On November 19, 2001, we had a 1 for 200 reverse stock split which effectively reduced their issued and outstanding shares 16,677,711. Additionally, on that date we issued 3,000,000 shares of our common stock to Dungavel, Inc. for services in conjunction with an Investors Rights Agreement between CraftClick and Dungavel, Inc. We valued that issuance at a value of $240,000, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On December 4, 2001, we registered 1,000,000 shares of our common stock for future issuance under the "2001 Equity Performance Plan". On February 15, 2002, we issued a total of 20,000 shares of our common stock to the following parties:
10,000 shares to Sandy Seth and 10,000 shares to Maninder Singh. The shares were issued for consulting services regarding items such as assisting our company in its understanding of historical events. The issuance of all of the 20,000 shares were valued at $21,000, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On February 15, 2002, we entered into an agreement to issue 86,000 shares of our common stock to John Madigan, 30,000 shares, Douglas Tucker, 30,000 shares, Wallenstein & Wagner, 20,000 shares, Natalie Boitehouk, 2,000 shares, Gregory Bochniak, 2,000 shares, and Stephen Jouzapaitis, 2,000 shares for services rendered. We believe they were all non-affiliated with the Company at the time of issuance. The shares issued on February 15, 2002 were authorized to be issued on February 19, 2002 by instruction letter of that date. Per the agreement, the shares were subsequently issued on March 22, 2002. The issuance of the shares were valued at $90,300, the fair value of our stock at that time. We believe the value of the services provided were commensurate with the value of the stock issued. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On February 19, 2002,  we issued 25,000 shares of our common stock to Scott
R. Smith. The 25,000 shares were issued to Scott Smith in exchange for his surrender of his rights to past wages and other benefits under his employment agreement of June 2001 and cancellation of that employment agreement as an executive and officer of our Company. The shares were valued at $26,250, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On March 18, 2002, we issued a total of 960,000 shares of our common stock under the "2001 Equity Performance Plan" to the following parties: 255,000 to Mr. Daniel Lozinsky, our Chief Executive Officer for employment services and services as a director, 355,000 to Mr. Arne Dunhem for services as an officer and director, 25,000 to Mr. Scott Smith for services as an officer and director, and 325,000 to Jesus Gomez Romero for engineering consulting services for advanced software related projects. These shares were issued at $0.55 per share based on a Board Resolution fixing the Fair Market Value of the securities pursuant to the 2001 Equity Performance Plan on and as of March 6, 2002.

     On April 23, 2002, we issued 12,352,129 shares of our common stock to the holders of NeoReach's common stock pursuant to an Agreement and Plan of Merger, dated March 21, 2002. A newly formed, wholly-owned subsidiary of Mobilepro merged into NeoReach, in a tax-free one-for-one share exchange transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. The issuance of the shares were valued at a fair value of $6,546,628, based on the last trading price of $0.53 and assuming there was actual active trading of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On May 31, 2002, We issued a total of 690,000 shares of its common stock to the following parties: 450,000 shares to INFe, Inc., 150,000 shares to Thomas Richfield, 60,000 shares to Francene Goodman, and 30,000 shares to Triple Crown Consulting. These shares were issued for consulting services regarding the Mobilepro-NeoReach merger. The issuance of the shares were valued at $ 317,400, the fair value of our stock at that time. We believe the value of the services provided were commensurate with the value of the stock issued. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On May 31, 2002, Mobilepro issued a convertible debenture to Cornell Capital in the original principal amount of $250,000. The convertible debenture is convertible into shares of our common stock as a price equal to either 120% of the closing bid price of our common stock as of May 31, 2002, or 80% of the average of the four lowest closing bid prices of our common stock for the five trading days immediately preceding the conversion date. The convertible debenture accrues interest at a rate of 4% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Mobilepro's option, the convertible debenture may be paid in cash or converted into shares of our common stock on the fifth anniversary unless converted earlier by the holder. As of May 8, 2003, we had repaid $35,000 to Cornell Capital under the debentures, leaving $215,000 outstanding. As of May 8, 2003, Cornell has not converted any of the debentures. Interest has accrued in the amount of $$1,433.

     On June 10, 2002, we issued a total of 784,314 shares of its common stock to the following parties: 764,706 to Cornell Capital Partners, LP and 19,708 to Westrock Advisors, Inc. These shares were issued pursuant to an equity line of credit arrangement with Cornell Capital Partners, dated May 31, 2002. The issuance of the shares were valued at $517,647, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On July 18, 2002, we issued a total of 305,000 shares of our common stock to various parties. 160,000 shares of our restricted common stock were issued to Daniel Lozinsky, a director of the Corporation, in a private sale for an aggregate cash consideration of $39,000 based on a Board Resolution as of July 17, 2002. In addition, we also issued 20,000 shares of common stock under the 2001 Equity Performance Plan and 100,000 restricted common stock as compensation to Mark Johnson for various Merger and Acquisition related services and associated back office services in accordance with a Consulting Agreement dated July 17, 2002. We also issued 25,000 shares of restricted common stock as compensation to M. Johnson & Associates, Inc. for certain services in accordance with an Investor Relations Agreement dated July 17, 2002. The issuance of the shares was valued at $65,250, the fair value of our stock at that time. We believe the value of the services provided were commensurate with the value of the stock issued. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On July 26, 2002, we issued a total of 500,000 shares of our restricted common stock to Capital Research Group, Inc. for certain investor relations consulting services in accordance with a Consulting Services Agreement dated July 25, 2002. The issuance of the shares was valued at $220,000, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On September 4, 2002, we issued a total of 709,853 of our common stock to various parties. 100,000 shares were issued to Hee Han Bang, a non-affiliated and accredited/sophisticated investor in a private sale for an aggregate cash consideration of $25,000. These shares were issued at $0.25 per share based on a Board Resolution fixing the value of the securities on and as of August 09, 2002. 150,000 shares of our common stock were issued to Daniel Lozinsky, a director of the Corporation, in a private sale for an aggregate cash consideration of $15,000. These shares were issued based on a Board Resolution as of August 20, 2002. We issued a total of 209,853 shares of our common stock to shares to INFe, Inc. based on a Board Resolution as of August 19, 2002. These shares were issued for consulting services in connection with the Mobilepro NeoReach merger and a Reverse Merger Engagement Agreement dated January 11, 2002 between NeoReach, Inc. and INFe, Inc. The issuance of the shares was valued at $62,956, the fair value of our stock at that time. We also granted a total of 250,000 shares of our restricted common stock to Parag Sheth, an executive of the Corporation. Parag Sheth was granted 150,000 shares of our restricted common stock for forgiving a total of $15,000.00 in salary corresponding to a price of $0.10 per share and he was also granted 100,000 shares of our restricted common stock as an inducement for providing services for the Corporation. These shares were issued based on a Board Resolution as of August 20, 2002 and the issuance of the shares was valued at $25,000. We believe the value of the services provided were commensurate with the value of the stock issued. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

     On February 6, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. As of May 8, 2003, we have received advances under the Equity Line of Credit in the total amount of $100,000. Accordingly, we currently have $9.9 million available under the Equity Line of Credit.

     Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Mobilepro to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) The following exhibits are filed as part of this registration statement:

EXHIBIT NO.     DESCRIPTION                                                LOCATION
------------------------------------------------------------------------------------------------------------------------
2.01     Articles of Merger, dated April 20, 2001, of               Incorporated by reference to Exhibit 2.1 to the
         CraftClick.com, Inc. and CraftClick.com, Inc.              Registrant's Registration Statement on Form S-8
                                                                    filed on May 11, 2001

2.02     Plan of Merger, dated April 20, 2002, of CraftClick.com,   Incorporated by reference to Exhibit 2.2 to the
         Inc. with and into CraftClick.com, Inc.                    Registrant's Registration Statement on Form S-8
                                                                    filed on May 11, 2001

2.03     Agreement and Plan of Reorganization, dated January 26,    Incorporated by reference to Exhibit 2 to the
         2000, by and among CraftClick.com, Inc.,                   Registrant's Current Report on Form 8-K filed
         Craftnetvillage.com, Inc. and all of the stockholders of   on February 8, 2000
         Craftnet

2.04     Agreement and Plan of Reorganization, dated April 16,      Incorporated by reference to Exhibit 2 to the
         1999, by and among Tecon, Inc., Buyit.com, Inc., the       Registrant's Current Report on Form 8-K filed
         initial Buyit.com stockholders, and the Buyit.com          on May 6, 1999
         subscribers of common stock of Buyit.com

3.01     Certificate of Amendment of Certificate of Incorporation   Incorporated by reference to Exhibit 3.1 to the
         of Mobilepro Corp.                                         Registrant's Registration Statement on Form S-8
                                                                    filed on December 4, 2001

3.02     Certificate of Incorporation, dated April 20, 2001, of     Incorporated by reference to Exhibit 3.1 to the
         CraftClick.com, Inc.                                       Registrant's Registration Statement on Form S-8
                                                                    filed on May 11, 2001

3.03     By-Laws of CraftClick.com, Inc.                            Incorporated by reference to Exhibit 3.2 to the
                                                                    Registrant's Registration Statement on Form S-8
                                                                    filed on May 11, 2001

3.04     Articles of Amendment regarding new class of preferred     Incorporated by reference to Exhibit 3 to the
         stock                                                      Registrant's Current Report on From 8-K filed
                                                                    on September 27, 2000

3.05     Articles of Correction correcting authorized Series A      Incorporated by reference to Exhibit 3.2 to the
         and Series B preferred stock                               Registrant's Current Report on Form 8-K/A filed
                                                                    on October 3, 2000

3.06     Certificate of Amendment effecting the name change to      Incorporated by reference to Exhibit 3 to the
         "Buyit.com, Inc."                                          Registrant's Current Report on Form 8-K filed
                                                                    on May 6, 1999

3.07     Articles of Incorporation, dated March 13, 1985, of        Incorporated by reference to Exhibit 3.1 to the
         B.U.D. Corp.                                               Registrant's Annual Report on Form 10-KSB filed
                                                                    on March 11, 1999

3.08     Articles of Amendment, dated December 20, 1986, to the     Incorporated by reference to Exhibit 3.2 to the
         Articles of Incorporation of B.U.D. Corp.                  Registrant's Annual Report on Form 10-KSB filed
                                                                    on March 11, 1999

3.09     Articles of Amendment to the Articles of Incorporation,    Incorporated by reference to Exhibit 3.3i to
         dated March 1989, of Tecon, Inc.                           the Registrant's Annual Report on Form 10-KSB
                                                                    filed on March 11, 1999

3.10     Articles of Amendment to the Articles of Incorporation,    Incorporated by reference to Exhibit 3.3ii to
         as filed on March 14, 1989                                 the Registrant's Annual Report on Form 10-KSB
                                                                    filed on March 11, 1999

3.11     Certificate of Amendment to Certificate of Incorporation   Provided herewith
         of Mobilepro Corp. dated March 11, 2003

4.01     2001 Equity Performance Plan                               Incorporated by reference to Exhibit 4.1 to the
                                                                    Registrant's Registration Statement on Form S-8
                                                                    filed on December 4, 2001

                                                            II-7


EXHIBIT NO.     DESCRIPTION                                                LOCATION
------------------------------------------------------------------------------------------------------------------------

4.02     2000 Stock Option Plan                                     Incorporated by reference to Exhibit 99.1 to
                                                                    the Registrant's Registration Statement on Form
                                                                    S-8 filed on August 8, 2000

5.01     Opinion re: Legality                                       Provided herewith.

10.01    Consulting Agreement, dated March 11, 2002, by and         Incorporated by reference to Exhibit 10.1 to
         between Mobilepro and Jesus Gomez Romero                   the Registrant's Registration Statement on
                                                                    Form S-8 filed on April 30, 2002

10.02    Employment Agreement, dated January 4, 2002, by and        Incorporated by reference to Exhibit 10.2 to
         between NeoReach and Arne Dunhem                           the Registrant's Registration Statement on
                                                                    Form S-8 filed on April 30, 2002

10.03    Employment Agreement, dated February 19, 2002, by and      Incorporated by reference to Exhibit 10.3 to
         NeoReach and Scott Smith                                   the Registrant's Registration Statement on
                                                                    Form S-8 filed on April 30, 2002

10.04    Agreement and Plan of Merger, dated as of March 21,        Incorporated by reference to Exhibit 10.1 to
         2002, by and among Mobilepro Corp., NeoReach Acquisition   the Registrant's Current Report on Form 8-K
         Corp. and NeoReach, Inc.                                   filed on April 5, 2002

10.05    Agreement and Plan of Merger, dated June 1, 2001, by and   Incorporated by reference to Exhibit 10.1 to
         between CraftClick.Com, Inc. and Mobilepro Corp.           the Registrant's Current Report on Form 8-K
                                                                    filed on June 20, 2001

10.06    Investor Rights Agreement, dated June 1, 2001, by and      Incorporated by reference to Exhibit 10.2 to
         among Dungavel Inc., CraftClick, Scott R. Smith and        the Registrant's Current Report on Form 8-K
         Joann M. Smith                                             filed on June 20, 2001

10.07    Employment Agreement, dated June 6, 2001, by and between   Incorporated by reference to Exhibit 10.3 to
         CraftClick.com, Inc. and Scott R. Smith                    the Registrant's Current Report on Form 8-K
                                                                    filed on June 20, 2001

10.08    Agreement dated February 23, 2001, by and among            Incorporated by reference to Exhibit 10.1 to
         Mobilepro Corp., Jack Guiragosian, Edwin Minassian and     the Registrant's Current Report on Form 8-K
         David Dginguerian                                          filed on March 7, 2001

10.09    Loan Agreement, dated November 17, 2000, by and among      Incorporated by reference to Exhibit 10.2 to
         Edwin Minassian, David Dginguerian, Jack Guiragosian and   the Registrant's Current Report on Form 8-K
         CraftClick.com, Inc.                                       filed on March 7, 2001

10.10    Stock Purchase Agreement, dated November 27, 2000, by      Incorporated by reference to Exhibit 99.1 to
         and between CraftClick.com, Inc. and Metropolitan          the Registrant's Current Report on Form 8-K
         Capital Partners, LLC                                      filed on December 1, 2000

10.11    Binding Memorandum of Understanding, dated September 14,   Incorporated by reference to Exhibit 10 to the
         2000, by and between CraftClick.com, Inc. and Russell T.   Registrant's Current Report on Form 8-K filed
         Murray                                                     on September 27, 2000

                                                            II-8


EXHIBIT NO.     DESCRIPTION                                                LOCATION
------------------------------------------------------------------------------------------------------------------------

10.12    Asset Purchase Agreement, dated February 15, 2000, by      Incorporated by reference to Exhibit 10.1 to
         and between CraftClick.com, Inc. and Stamparoo.com, Inc.   the Registrant's Current Report on Form 8-K
                                                                    filed on March 1, 2000

10.13    Asset Purchase Agreement, dated February 16, 2000, by      Incorporated by reference to Exhibit 10.2 to
         and between CraftClick.com, Inc. and Gil Bresnick          the Registrant's Current Report on Form 8-K
                                                                    filed on March 1, 2000

10.14    Asset Purchase Agreement, dated February 16, 2000, by      Incorporated by reference to Exhibit 10.3 to
         and between CraftClick.com, Inc. and Digital Focus, Inc.   the Registrant's Current Report on Form 8-K
                                                                    filed on March 1, 2000

10.15    Asset Purchase Agreement, dated February 3, 2000, by and   Incorporated by reference to Exhibit 10.1 to
         among CraftClick.com, Inc., Art 2 Art L.L.C. and its       the Registrant's Current Report on Form 8-K
         Members                                                    filed on February 24, 2000

10.16    Asset Purchase Agreement, dated February 4, 2000, by and   Incorporated by reference to Exhibit 10.2 to
         between CraftClick.com, Inc. and Stitches to go            the Registrant's Current Report on Form 8-K
         Partnership                                                filed on February 24, 2000

10.17    Asset Purchase Agreement, dated January 25, 2000, by and   Incorporated by reference to Exhibit 10.2 to
         between CraftClick.com, Inc. and Kirk A. Hines             the Registrant's Current Report on Form 8-K
                                                                    filed on February 8, 2000

10.18    Consultant Compensation Agreement, dated March 30, 1999,   Incorporated by reference to Exhibit 99.1 to
         by and among Tecon, Inc., Thomas J. Howells, Jeffrey D.    the Registrant's Registration Statement on Form
         Jenson, Duane S. Jenson, and Travis Jenson                 S-8 filed on April 1, 1999

10.19    Letter Agreement for Covenant Not to Sue and Compromise    Incorporated by reference to Exhibit 99.3 to
         and Settlement of debt, dated January 10, 1997, of         the Registrant's Annual Report on Form 10-KSB
         Tecon, Inc.                                                filed on March 11, 1999

10.20    Securities Purchase Agreement, dated May 31, 2002, by      Incorporated by reference to Exhibit 10.20 to
         and between Mobilepro and Cornell Capital Partners, LP     the Form SB-2 Registration Statement filed on
                                                                    February 7, 2003

10.21    Investor Registration Rights Agreement, dated May 31,      Incorporated by reference to Exhibit 10.21 to
         2002, by and between Mobilepro and Cornell Capital         the Form SB-2 Registration Statement filed on
         Partners, LP                                               February 7, 2003

10.22    Escrow Agreement, dated May 31, 2002, by and among         Incorporated by reference to Exhibit 10.22 to
         Mobilepro, Cornell Capital Partners, LP and Wachovia,      the Form SB-2 Registration Statement filed on
         N.A.                                                       February 7, 2003

10.23    Debenture, dated June 3, 2002                              Incorporated by reference to Exhibit 10.23 to
                                                                    the Form SB-2 Registration Statement filed on
                                                                    February 7, 2003

10.24    Equity Line of Credit Agreement, dated February 6, 2003,   Incorporated by reference to Exhibit 10.24 to
         by and between Mobilepro and Cornell Capital Partners, LP  the Form SB-2 Registration Statement filed on
                                                                    February 7, 2003

                                                            II-9


EXHIBIT NO.     DESCRIPTION                                                LOCATION
------------------------------------------------------------------------------------------------------------------------

10.25    Registration Rights Agreement, dated October 16, 2002,     Incorporated by reference to Exhibit 10.25 to
         by and between Mobilepro and Cornell Capital Partners, LP  the Form SB-2 Registration Statement filed on
                                                                    February 7, 2003

10.26    Escrow Agreement, dated October 16, 2002, by and among     Incorporated by reference to Exhibit 10.26 to
         Mobilepro, Cornell Capital Partners, LP, Butler Gonzalez   the Form SB-2 Registration Statement filed on
         LLP and Wachovia, N.A.                                     February 7, 2003

10.27    Placement Agent Agreement, dated October 16, 2002 by and   Incorporated by reference to Exhibit 10.27 to
         among Mobilepro, Cornell Capital Partners, LP and          the Form SB-2 Registration Statement filed on
         Westrock Advisors, Inc.                                    February 7, 2003

10.28    Memorandum of Understanding  between NeoReach,  Inc., and  Incorporated by reference to Exhibit 10.2 to
         RF   Microelectronics   Laboratory  of  Information   and  the Registrant's amended Quarterly Report on
         Communications  University,  South  Korea  dated July 31,  Form 10-QSB/A filed on October 4, 2002
         2002  for   opportunities   to   cooperate  in  research,
         particularly   in  RF-CMOS  ASICs   development   for  RF
         transceiver of third generation W-CDMA standard.

10.29    Confidentiality and Non-disclosure  Agreement dated April  Incorporated by reference to Exhibit 10.4 to
         9, 2002  between  NeoReach,  Inc. a Delaware  corporation  the Registrant's amended Annual Report on Form
         and Prime Circuits, Inc.                                   10-KSB/A filed on October 4, 2002

10.30    License  Agreement,  dated  September  26,  2002,  by and  Incorporated by reference to Exhibit 10.30 to
         between GLB Montrose LLC and NeoReach, Inc.                the Form SB-2 Registration Statement filed on
                                                                    February 7, 2003

10.31    Sublease   Agreement   dated  November  8,  2002  between  Provided herewith
         NeoReach, Inc. and Amisys, LLC

16.1     Letter from Mantyla McReynolds LLC, dated June 24, 2002,   Incorporated by reference to Exhibit 16.1 to
         to the Securities and Exchange Commission                  the Registrant's Current Report on Form 8-K
                                                                    filed on June 25, 2002

16.2     Letter from Mantyla McReynolds LLC, dated June 12, 2002,   Incorporated by reference to Exhibit 16.1 to
         to the Securities and Exchange Commission                  the Registrant's Current Report on Form 8-K
                                                                    filed on June 20, 2002

23.1     Consent of Kirkpatrick & Lockhart LLP                      Provided herewith (contained in Exhibit 5.01)

23.2     Consent of Bagell, Josephs & Company, L.L.C.               Provided herewith

23.3     Consent of Mantyla McReynolds, LLC                         Provided herewith

24.1     Power of Attorney                                          Included on signature page

--------------------

ITEM 28.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Rockville, Maryland.

                                        MOBILEPRO CORP.



                                        By: /s/ Arne Dunhem
                                        Name:  Arne Dunhem
                                        Title: President, Chief Executive
                                               Officer, Chairman, and Principal
                                               Financial and Principal
                                               Accounting Officer

                                        Date:  May 9, 2003


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arne Dunhem his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                TITLE                                      DATE
---------                -----                                      ----

/s/Arne Dunhem           President, Chief Executive Officer and     May 9, 2003
--------------------     Chairman
Arne Dunhem              Principal Financial and Principal
                         Accounting Officer

/s/ Daniel Lozinsky      Senior Vice-President and Director         May 9, 2003
--------------------
Daniel Lozinsky

                                     II-12